   As filed with the Securities and Exchange Commission on October 29, 2001
                                                           Registration No. 333-

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               -----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               -----------------
                             Wachovia Corporation
                   (Formerly named First Union Corporation)
            (Exact name of registrant as specified in its charter)
                               -----------------

                        North Carolina                                      56-0898180
(State or other jurisdiction of incorporation or organization) (I.R.S. Employer Identification No.)

                               -----------------
                            One First Union Center
                     Charlotte, North Carolina 28288-0013
                                (704) 374-6565
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               -----------------
                          Ross E. Jeffries, Jr., Esq.
              Senior Vice President and Assistant General Counsel
                             Wachovia Corporation
                            One First Union Center
                     Charlotte, North Carolina 28288-0630
                                (704) 374-6611
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                               -----------------
                                   Copy to:
                             Mark J. Menting, Esq.
                              Sullivan & Cromwell
                               125 Broad Street
                         New York, New York 10004-2498
                                (212) 558-4859
                               -----------------
   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined in the light of market and other conditions.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               -----------------
                        CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                Proposed        Proposed
                                 Amount         Maximum          Maximum
  Title of Each Class of         to be       Offering Price     Aggregate        Amount of
Securities to be Registered Registered(1)(2)  Per Unit(3)   Offering Price(3) Registration Fee
-----------------------------------------------------------------------------------------------
     Medium-Term Notes.....  $4,000,000,000       100%       $4,000,000,000      $1,000,000
-----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1)The amount to be registered equals the aggregate principal amount of the Medium-Term Notes. If any Medium-Term Notes are issued at an original discount or with a principal amount that cannot be determined at issuance or is denominated in a foreign currency or currency unit, the aggregate principal amount of the Medium-Term Notes will be an amount that results in an aggregate initial offering price for the Medium-Term Notes equivalent to U.S. $4,000,000,000.
(2)This registration statement also covers an undeterminable amount of the Medium-Term Notes that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the registrant.
(3)Estimated solely for purposes of determining the registration fee.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.


                 Subject to Completion, Dated October 29, 2001

                                $4,000,000,000

                             WACHOVIA CORPORATION
                   (Formerly named First Union Corporation)

                   Senior Global Medium-Term Notes, Series E

                                      and

                Subordinated Global Medium-Term Notes, Series F

                               -----------------

                                 Terms of Sale

   The following terms may apply to the notes that Wachovia Corporation may sell from time to time. The final terms of each note will be included in a prospectus supplement. Wachovia will receive between $3,995,000,000 and $3,960,000,000 of the proceeds from the sale of the notes, after paying the agents' commissions of between $5,000,000 and $40,000,000.

 .stated maturity of 9 months or longer                   .amount of principal or interest may be determined by
 .fixed or floating interest rate, zero-coupon or issued    referenceto an index or formula
 with original issue discount; a floating interest rate  .may be book-entry form only
 may be based on:                                        .may be subject to redemption at the option of
 .commercial paper rate                                   Wachovia or repayment at the option of the holder
 .prime rate                                             .not amortized or subject to a sinking fund
 .LIBOR                                                  .interest on floating rate notes paid monthly, quarterly,
 .EURIBOR                                                 semi-annually or annually
 .treasury rate                                          .denominations of $1,000 and multiples of $1,000
 .CMT rate                                               .may be denominated in a currency other than U.S.
 .CD rate                                                  dollarsor in a composite currency
 .federal funds rate                                     .settlement in immediately available funds

Wachovia has filed an application to list the notes on the Luxemburg Stock Exchange.

                               -----------------

   Prior to September 1, 2001, our company was named "First Union Corporation". We changed our name on September 1, 2001, following our merger with the former Wachovia Corporation.

   These securities have not been approved or disapproved by the SEC, any state securities commission or the Commissioner of Insurance of the state of North Carolina nor have these organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   These securities will be our unsecured obligations and will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

                               -----------------

   Wachovia may sell the notes directly or through one or more agents or dealers, including the agents listed below. The agents are not required to sell any particular amount of the notes.

   Wachovia may use this prospectus in the initial sale of any notes. In addition, First Union Securities, Inc. or any other affiliate of Wachovia may use this prospectus in a market-making or other transaction in any note after its initial sale. Unless Wachovia or its agent informs the purchaser otherwise in the confirmation of sale or prospectus supplement, this prospectus is being used in a market-making transaction.

                              WACHOVIA SECURITIES

                               -----------------

                      This prospectus is dated    , 2001

                               TABLE OF CONTENTS

About This Prospectus.............................................................................  1
Where You Can Find More Information...............................................................  2
Forward-Looking Statements........................................................................  3
Wachovia Corporation..............................................................................  3
Use of Proceeds...................................................................................  4
Consolidated Ratios of Earnings to Fixed Charges..................................................  4
Regulatory Considerations.........................................................................  5
Description of the Notes We May Offer.............................................................  6
Global Notes...................................................................................... 31
Considerations Relating to Indexed Notes.......................................................... 35
Considerations Relating to Notes Denominated or Payable in or Linked to a Non-U.S. Dollar Currency 38
United States Taxation............................................................................ 40
Employee Retirement Income Security Act........................................................... 51
Plan of Distribution.............................................................................. 52
Validity of The Notes............................................................................. 56
Experts........................................................................................... 56
General Information............................................................................... 56

                             About This Prospectus

   This document is called a prospectus and is part of a registration statement that we filed with the SEC using a "shelf" registration or continuous offering process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $4,000,000,000.

   This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information".

   The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information".

   When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. Neither we nor any underwriters or agents have authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of these documents.

   We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be our affiliates. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

   The prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933 (the "Securities Act").

   One or more of our subsidiaries, including First Union Securities, Inc., may buy and sell any of the securities after the securities are issued as part of their business as a broker-dealer. Those subsidiaries may use this prospectus and the related prospectus supplement in those transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale. Unless otherwise mentioned or unless the context requires otherwise, any reference in this prospectus to "Wachovia Securities" means First Union Securities, Inc. and does not mean Wachovia Securities, Inc., a broker-dealer subsidiary of Wachovia which is not participating in this offering.

   Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to "Wachovia", "we", "us", "our", or similar references mean Wachovia Corporation and its subsidiaries.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, our SEC filings are available to the public at the SEC's web site at http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

   The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") until our offering is completed:

   . Annual Report on Form 10-K for the year ended December 31, 2000;

   . Quarterly Reports on Form 10-Q for the periods ended March 31, 2001 (as amended on June 26, 2001) and June 30, 2001; and

   . Current Reports on Form 8-K dated January 18, 2001, April 16, 2001 (as amended on June 25, 2001), May 3, 2001, May 15, 2001 (as amended on June 25, 2001), July 12, 2001, July 20, 2001, July 23, 2001, August 30, 2001,
     September 6, 2001 and October 23, 2001.

   You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

      Corporate Relations
      Wachovia Corporation
      One First Union Center
      301 South College Street
      Charlotte, North Carolina 28288-0206
      (704) 374-6782

                          FORWARD-LOOKING STATEMENTS

   This prospectus and accompanying prospectus supplements contain or incorporate statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements can be identified by the use of forward-looking language such as "will likely result", "may", "are expected to", "is anticipated", "estimate", "projected", "intends to", or other similar words. Our actual results, performance or achievements could be significantly different from the results expressed in or implied by these forward-looking statements. These statements are subject to certain risks and uncertainties, including but not limited to certain risks described in the prospectus supplement or the documents incorporated by reference. When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus and the prospectus supplements. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. You should refer to our periodic and current reports filed with the SEC for specific risks which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

                             WACHOVIA CORPORATION

   Wachovia was incorporated under the laws of North Carolina in 1967. We are registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended, and are supervised and regulated by the Board of Governors of the Federal Reserve System. Our banking and securities subsidiaries are supervised and regulated by various federal and state banking and securities regulatory authorities. On September 1, 2001, the former Wachovia Corporation merged with and into First Union Corporation, and First Union Corporation changed its name to "Wachovia Corporation".

   In addition to North Carolina, Wachovia's full-service banking subsidiaries operate in Connecticut, Delaware, Florida, Georgia, Maryland, New Jersey, New York, Pennsylvania, South Carolina, Virginia and Washington, D.C. These full-service banking subsidiaries provide a wide range of commercial and retail banking and trust services. Wachovia also provides various other financial services, including mortgage banking, home equity lending, leasing, investment banking, insurance and securities brokerage services through other subsidiaries.

   In 1985, the Supreme Court upheld regional interstate banking legislation. Since then, Wachovia has concentrated its efforts on building a large regional banking organization in what it perceives to be some of the better banking markets in the eastern United States. Since November 1985, Wachovia has completed over 90 banking-related acquisitions.

   Wachovia continually evaluates its business operations and organizational structures to ensure they are aligned closely with its goal of maximizing performance in its core business lines, Capital Management, Wealth Management, the General Bank and Corporate and Investment Banking. When consistent with our overall business strategy, we may consider the disposition of certain of our assets, branches, subsidiaries or lines of business. We continue to routinely explore acquisition opportunities, particularly in areas that would complement our core business lines, and frequently conduct due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place, and future acquisitions involving cash, debt or equity securities can be expected.

   Wachovia is a separate and distinct legal entity from its banking and other subsidiaries. Dividends received from our subsidiaries are our principal source of funds to pay dividends on our common and preferred stock and debt service on our debt. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval.

                                USE OF PROCEEDS

   Wachovia currently intends to use the net proceeds from the sale of any notes for general corporate purposes, which may include:

   . reducing debt;

   . investments at the holding company level;

   . investing in, or extending credit to, our operating subsidiaries;

   . possible acquisitions;

   . stock repurchases; and

   . other purposes as mentioned in any prospectus supplement.

   Pending such use, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as mentioned in any prospectus supplement, specific allocations of the proceeds to such purposes will not have been made at the date of that prospectus supplement.

   Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

               CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

   The following table provides Wachovia's consolidated ratios of earnings to fixed charges:

                                                  Six Months      Year Ended December 31,
                                                     Ended     -----------------------------
                                                 June 30, 2001 2000  1999  1998  1997  1996
                                                 ------------- ----- ----- ----- ----- -----
Consolidated Ratios of Earnings to Fixed Charges
Excluding interest on deposits..................     1.86x     1.13x 2.29x 2.13x 2.50x 2.58x
Including interest on deposits..................     1.39x     1.06x 1.62x 1.51x 1.57x 1.56x

   For purposes of computing these ratios

   . earnings represent income from continuing operations before extraordinary items and cumulative effect of a change in accounting principles, plus income taxes and fixed charges (excluding capitalized interest);

   . fixed charges, excluding interest on deposits, represent interest
     (including capitalized interest), one-third of rents and all amortization of debt issuance costs; and

   . fixed charges, including interest on deposits, represent all interest
     (including capitalized interest), one-third of rents and all amortization of debt issuance costs.

   One-third of rents is used because it is the proportion deemed representative of the interest factor.

                           REGULATORY CONSIDERATIONS

   As a financial holding company and a bank holding company under the Bank Holding Company Act, the Federal Reserve Board regulates, supervises and examines Wachovia. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies and their subsidiaries and specific information relevant to Wachovia, please refer to Wachovia's annual report on Form 10-K for the fiscal year ended December 31, 2000, quarterly reports on Form 10-Q, and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. As a result of this regulatory framework, Wachovia's earnings are affected by actions of the Federal Reserve Board, the Office of Comptroller of the Currency, that regulates our banking subsidiaries, the Federal Deposit Insurance Corporation, that insures the deposits of our banking subsidiaries within certain limits, and the SEC, that regulates the activities of certain subsidiaries engaged in the securities business.

   Wachovia's earnings are also affected by general economic conditions, our management policies and legislative action.

   In addition, there are numerous governmental requirements and regulations that affect our business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on Wachovia's business.

   Depository institutions, like Wachovia's bank subsidiaries, are also affected by various federal laws, including those relating to consumer protection and similar matters. Wachovia also has other financial services subsidiaries regulated, supervised and examined by the Federal Reserve Board, as well as other relevant state and federal regulatory agencies and self-regulatory organizations. Wachovia's non-bank subsidiaries may be subject to other laws and regulations of the federal government or the various states in which they are authorized to do business.

                     DESCRIPTION OF THE NOTES WE MAY OFFER

   The following information outlines some of the provisions of the indentures and the notes. This information may not be complete in all respects, and is qualified entirely by reference to the indenture under which the notes are issued. These indentures are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. This information relates to certain terms and conditions that generally apply to the notes. The specific terms of any series of notes will be described in the relevant prospectus supplement. As you read this section, please remember that the specific terms of your note as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If your prospectus supplement is inconsistent with this prospectus, your prospectus supplement will control with regard to your note. Thus, the statements we make in this section may not apply to your note.

General

   Senior notes will be issued under an indenture between Wachovia and The Chase Manhattan Bank, as trustee. Subordinated notes will be issued under an indenture between Wachovia and Bank One Trust Company, N.A., as trustee. Each of the senior and the subordinated notes constitutes a single series of debt securities of Wachovia issued under the senior and the subordinated indenture, respectively. The term "debt securities," as used in this prospectus, refers to all debt securities, including the notes, issued and issuable from time to time under the relevant indenture. The indentures are subject to, and governed by, the Trust Indenture Act of 1939, as amended. These indentures are more fully described below in this section. Whenever we refer to specific provisions or defined terms in one or both of the indentures, those provisions or defined terms are incorporated in this prospectus by reference. Section references used in this discussion are references to the relevant indenture. Capitalized terms which are not otherwise defined shall have the meaning given to them in the relevant indenture.

   The notes will be limited to an aggregate initial offering price of $4,000,000,000, or at Wachovia's option if so specified in the relevant prospectus supplement, the equivalent of this amount in any other currency or currency unit, and will be Wachovia's direct, unsecured obligations. The notes will not be deposits or other bank obligations and will not be FDIC insured.

   The notes are being offered on a continuous basis by Wachovia through the agents listed on the cover of this prospectus. The indentures do not limit the aggregate principal amount of senior or subordinated notes that we may issue. We may, from time to time, without the consent of the holders of the notes, provide for the issuance of notes or other debt securities under the indentures in addition to the $4,000,000,000 aggregate initial offering price of notes noted on the cover of this prospectus. Each note issued under this prospectus will mature nine months or more from its date of issue, as selected by the purchaser and agreed to by Wachovia and may be subject to redemption or repayment before its stated maturity. Notes may be issued at significant discounts from their principal amount due on the stated maturity (or on any prior date on which the principal or an installment of principal of a note becomes due and payable, whether by the declaration of acceleration, call for redemption at the option of Wachovia, repayment at the option of the holder or otherwise), and some notes may not bear interest.

   Unless we specify otherwise in the relevant prospectus supplement, currency amounts in this prospectus are expressed in United States dollars. Unless we specify otherwise in any note and prospectus supplement, the notes will be denominated in U.S. dollars and payments of principal, premium, if any, and any interest on the notes will be made in U.S. dollars. If any note is to be denominated other than exclusively in U.S. dollars, or if the principal of, premium, if any, or any interest on the note is to be paid in one or more currencies (or currency units or in amounts determined by reference to an index or indices) other than that in which that note is denominated, additional information (including authorized denominations and related exchange rate information) will be provided in the relevant prospectus supplement. Unless we specify otherwise in any prospectus supplement, notes denominated in U.S. dollars will be issued in denominations of $1,000 or any integral multiple of $1,000.

   Interest rates that we offer on the notes may differ depending upon, among other factors, the aggregate principal amount of notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered concurrently to different investors. We may change interest rates or formulas and other terms of notes from time to time, but no change of terms will affect any note we have previously issued or as to which we have accepted an offer to purchase.

   Each note will be issued as a book-entry note in fully registered form without coupons. Each note issued in book-entry form will be represented by a global note that we deposit with and register in the name of a financial institution or its nominee, that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, will be the depositary for all notes issued in book-entry form. Except as discussed below under "Global Notes", owners of beneficial interests in book-entry notes will not be entitled to physical delivery of notes in certificated form. We will make payments of principal of, and premium, if any and interest, if any, on the notes through the applicable trustee to the depositary for the notes. See "Global Notes".

   The indentures do not limit the aggregate principal amount of debt securities or of any particular series of debt securities which may be issued under the indentures and provide that these debt securities may be issued at various times in one or more series, in each case with the same or various maturities, at par or at a discount. (Section 301) The indentures provide that there may be more than one trustee under the indentures with respect to different series of debt securities. As of June 30, 2001, $10.9 billion aggregate principal amount of senior debt securities was outstanding under the senior indenture. The senior trustee is trustee for such series. As of June 30, 2001, $25.2 billion aggregate principal amount of subordinated debt securities was outstanding under the subordinated indenture. The subordinated trustee is trustee for such series.

   The indentures do not limit the amount of other debt that Wachovia may issue and do not contain financial or similar restrictive covenants. As of June 30, 2001, Wachovia had an aggregate of $4.4 billion of short-term senior indebtedness outstanding which consisted primarily of commercial paper. Wachovia expects from time to time to incur additional senior indebtedness and Other Financial Obligations (as defined below). The indentures do not prohibit or limit additional senior indebtedness or Other Financial Obligations.

   Because Wachovia is a holding company and a legal entity separate and distinct from its subsidiaries, Wachovia's rights to participate in any distribution of assets of any subsidiary upon its liquidation, reorganization or otherwise, and the holders of notes' ability to benefit indirectly from such distribution, would be subject to prior creditor's claims, except to the extent that Wachovia itself may be a creditor of that subsidiary with recognized claims. Claims on Wachovia's subsidiary banks by creditors other than Wachovia include long-term debt and substantial obligations with respect to deposit liabilities and federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations. The indentures do not contain any covenants designed to afford holders of notes protection in the event of a highly leveraged transaction involving Wachovia.

Legal Ownership

  Street Name and Other Indirect Holders

   Investors who hold their notes in accounts at banks or brokers will generally not be recognized by us as legal holders of notes. This is called holding in street name. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its notes. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the notes, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold your notes in street name, you should check with your own institution to find out:

   . how it handles note payments and notices;

   . whether it imposes fees or charges;

   . how it would handle voting if it were ever required;

   . whether and how you can instruct it to send you notes registered in your own name so you can be a direct holder as described below; and

   . how it would pursue rights under the notes if there were a default or other event triggering the need for holders to act to protect their interests.

  Direct Holders

   Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the notes run only to persons who are registered as holders of notes. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold your notes in that manner or because the notes are issued in the form of global securities as described below. For example, once we make payment to the registered holder we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

  Global Notes

   What is a Global Note? A global note is a special type of indirectly held security, as described above under "--Street Name and Other Indirect Holders". If we choose to issue notes in the form of global notes, the ultimate beneficial owners of global notes can only be indirect holders. We require that the global note be registered in the name of a financial institution we select.

   We also require that the notes included in the global note not be transferred to the name of any other direct holder except in the special circumstances described in the section "Global Notes". The financial institution that acts as the sole direct holder of the global note is called the depositary. Any person wishing to own a global note must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether your series of notes will be issued only in the form of global notes.

   Further details of legal ownership are discussed in the section "Global Notes" below.

    In the remainder of this description "you" or "holder" means direct holders and not street name or other indirect holders of notes. Indirect holders should read the previous subsection on page 7 titled "--Street Name and Other Indirect Holders".

Types of Notes

   We may issue the following four types of notes:

 . Fixed Rate Notes. A note of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero-coupon notes, which bear no interest and are instead issued at a price lower than the principal amount.

 . Floating Rate Notes. A note of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. The various interest rate formulas and these other features are described below in "--Interest Rates--Floating Rate Notes". If your note is a floating rate note, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

 . Indexed Notes. A note of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

   . one or more securities;

   . one or more currencies;

   . one or more commodities;

   . any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any event or circumstance; and/or

   . indices or baskets of any of these items.

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

   If you are a holder of an indexed note, you may receive a principal amount at maturity that is greater than or less than the face amount of your note depending upon the value of the applicable index at maturity. That value may fluctuate over time. If you purchase an indexed note your prospectus supplement will include information about the relevant index and about how amounts that are to become payable will be determined by reference to that index. Before you purchase any indexed note, you should read carefully the section entitled "Considerations Relating to Indexed Securities" below.

 . Exchangeable Notes. We may issue notes, which we refer to as "exchangeable notes," that are exchangeable, at our option or the option of the holder, into securities of an issuer other than Wachovia or into other property. The exchangeable notes may or may not bear interest or be issued with original issue discount or at a premium. The general terms of the exchangeable notes are described below.

   Optionally Exchangeable Notes. The holder of an optionally exchangeable note may, during a period, or at specific times, exchange the note for the underlying property at a specified rate of exchange. If specified in your prospectus supplement, we will have the option to redeem the optionally exchangeable note prior to maturity. If the holder of an optionally exchangeable note does not elect to exchange the note prior to maturity or any redemption date, the holder will receive the principal amount of the note plus any accrued interest at maturity or upon redemption.

   Mandatorily Exchangeable Notes. At maturity, the holder of a mandatorily exchangeable note must exchange the note for the underlying property at a specified rate of exchange, and, therefore, depending upon the value of the underlying property at maturity, the holder of a mandatorily exchangeable note may receive less than the principal amount of the note at maturity. If so indicated in your prospectus supplement, the specified rate at which a mandatorily exchangeable note may be exchanged may vary depending on the value of the underlying property so that, upon exchange, the holder participates in a percentage, which may be less than, equal to, or greater than 100% of the change in value of the underlying property. Mandatorily exchangeable notes may include notes where we have the right, but not the obligation, to require holders of notes to exchange their notes for the underlying property.

   Payments upon Exchange. Your prospectus supplement will specify if upon exchange, at maturity or otherwise, the holder of an exchangeable note may receive, at the specified exchange rate, either the underlying property or the cash value of the underlying property. The underlying property may be the securities of either U.S. or foreign entities or both. The exchangeable notes may or may not provide for protection against fluctuations in the exchange rate between the currency in which that note is denominated and the currency or currencies in which the market prices of the underlying security or securities are quoted. Exchangeable notes may have other terms, which will be specified in your prospectus supplement.

   Special Requirements for Exchange of Global Securities. If an optionally exchangeable note is represented by a global security, the depositary's nominee will be the holder of that note and therefore will be the only entity that can exercise a right to exchange. In order to ensure that the depositary's nominee will timely exercise a right to exchange a particular note or any portion of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in that note to notify the depositary of its desire to exercise a right to exchange. Different firms have different deadlines for accepting instructions from their customers. Each beneficial owner should consult the broker or other participant through which it holds an interest in a note in order to ascertain the deadline for ensuring that timely notice will be delivered to the depositary.

   Payments upon Acceleration of Maturity or upon Tax Redemption. If the principal amount payable at maturity of any exchangeable note is declared due and payable prior to maturity, the amount payable on:

   . an optionally exchangeable note will equal the face amount of the note plus accrued interest, if any, to but excluding the date of payment, except that if a holder has exchanged an optionally exchangeable note prior to the date of declaration or tax redemption without having received the amount due upon exchange, the amount payable will be an amount of cash equal to the amount due upon exchange and will not include any accrued but unpaid interest; and

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

   . a mandatorily exchangeable note will equal an amount determined as if the date of declaration or tax redemption were the maturity date plus accrued interest, if any, to but excluding the date of payment.

Original Issue Discount Notes

   A fixed rate note, a floating rate note or an indexed note may be an original issue discount note. A note of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount note may be a zero coupon note. A note issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption or acceleration of maturity. See "United States Taxation" below for a brief description of the U.S. federal income tax consequences of owning an original issue discount note.

Information in the Prospectus Supplement

   Your prospectus supplement will describe one or more of the following terms of your note:
   . the stated maturity;
   . the specified currency or currencies for principal and interest, if not
     U.S. dollars;
   . the price at which we originally issue your note, expressed as a percentage of the principal amount, and the original issue date;
   . whether your note is a fixed rate note, a floating rate note, an indexed note or an exchangeable note;
   . if your note is a fixed rate note, the yearly rate at which your note will bear interest, if any, and the interest payment dates;
   . if your note is a floating rate note, the interest rate basis, which may be one of the eight base rates described in "-- Interest Rates -- Floating Rate Notes" below; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; and the interest reset, determination, calculation and payment dates, all of which we describe under " -- Interest Rates -- Floating Rate Notes" below;
   . if your note is an indexed note, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and whether your note will be exchangeable for or payable in cash, securities of an issuer other than Wachovia or other property;
   . if your note is an exchangeable note, the securities or property for which the notes may be exchanged, whether the notes are exchangeable at your option or at Wachovia's option, and the other items described in "Exchangeable Notes" above;
   . if your note is an original issue discount note, the yield to maturity;
   . if applicable, the circumstances under which your note may be redeemed at our option before the stated maturity, including any redemption commencement date, redemption price(s) and redemption period(s);
   . if applicable, the circumstances under which you may demand repayment of your note before the stated maturity, including any repayment commencement date, repayment price(s) and repayment period(s);
   . any special United States federal income tax consequences of the purchase, ownership or disposition of a particular issuance of notes;
   . the use of proceeds, if materially different than those discussed in this prospectus; and
   . any other terms of your note, which could be different from those described in this prospectus.

 . Market-Making Transactions. lf you purchase your note in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Wachovia Securities or another of our affiliates resells a note that it has previously acquired from another holder. A market-making transaction in a particular note occurs after the original sale of the note.

Redemption at the Option of Wachovia; No Sinking Fund

   If an initial redemption date is specified in the applicable prospectus supplement, we may redeem the particular notes prior to their stated maturity date at our option on any date on or after that initial redemption date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable prospectus supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), at the applicable redemption price (as defined below), together with unpaid interest accrued thereon to the date of redemption. We must give written notice to registered holders of the particular notes to be redeemed at our option not more than 60 nor less than 30 calendar days prior to the date of redemption. "Redemption price", with respect to a note, means an amount equal to the initial redemption percentage specified in the applicable prospectus supplement (as adjusted by the annual redemption percentage reduction, if applicable) multiplied by the unpaid principal amount thereof to be redeemed. The initial redemption percentage, if any, applicable to a note shall decline at each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid principal amount thereof to be redeemed.

   The notes will not be subject to, or entitled to the benefit of, any sinking fund.

Repayment at the Option of the Holder

   If one or more optional repayment dates are specified in the applicable prospectus supplement, registered holders of the particular notes may require us to repay those notes prior to their stated maturity date on any optional repayment date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable prospectus supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), at a repayment price equal to 100% of the unpaid principal amount thereof to be repaid, together with unpaid interest accrued thereon to the date of repayment. A registered holder's exercise of the repayment option will be irrevocable.

   For any note to be repaid, the applicable trustee must receive, at its corporate trust office in the Borough of Manhattan, The City of New York, not more than 60 nor less than 30 calendar days prior to the date of repayment, the particular notes to be repaid and, in the case of a book-entry note, repayment instructions from the applicable beneficial owner (as defined below) to the depositary and forwarded by the depositary.

   Only the depositary may exercise the repayment option in respect of global notes representing book-entry notes. Accordingly, beneficial owners of global notes that desire to have all or any portion of the book-entry notes represented thereby repaid must instruct the participant (as defined below) through which they own their interest to direct the depositary to exercise the repayment option on their behalf by forwarding the repayment instructions to the applicable trustee as aforesaid. In order to ensure that these instructions are received by the applicable trustee on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before that participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners should consult their participants for the respective deadlines. All instructions given to participants from beneficial owners of global notes relating to the option to elect repayment shall be irrevocable. In addition, at the time repayment instructions are given, each beneficial owner shall cause the participant through which it owns its interest to transfer the beneficial owner's interest in the global note representing the related book-entry notes, on the depositary's records, to the applicable trustee. See "Global Notes."

   If applicable, we will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repayment of notes at the option of the registered holders thereof.

   We may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by us may, at our discretion, be held, resold or surrendered to the applicable trustee for cancellation.

Interest

Each interest-bearing note will bear interest from its date of issue at the rate per annum, in the case of a fixed rate note, or pursuant to the interest rate formula, in the case of a floating rate note, in each case as specified in the applicable prospectus supplement, until the principal thereof is paid. We will make interest payments in respect of fixed rate notes and floating rate notes in an amount equal to the interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid, to but excluding the applicable interest payment date or the maturity date, as the case may be (each, an "interest period").

   Interest on fixed rate notes and floating rate notes will be payable in arrears on each interest payment date and on the maturity date. The first payment of interest on any note originally issued between a record date and the related interest payment date will be made on the interest payment date immediately following the next succeeding record date to the registered holder on the next succeeding record date. The "record date" shall be the fifteenth calendar day, whether or not a "business day", immediately preceding the related interest payment date. "Business Day" is defined below under "--Special Rate Calculation Terms". For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Interest Rates

   This subsection describes the different kinds of interest rates that may apply to your note, if it bears interest.

  Fixed Rate Notes

   The relevant prospectus supplement will specify the interest payment dates for a fixed rate note as well as the maturity date. Interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

   If any interest payment date or the maturity date of a fixed rate note falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and/or interest on the next succeeding business day, and no additional interest will accrue in respect of the payment made on that next succeeding business day.

  Floating Rate Notes

 In this subsection, we use several specialized terms relating to the manner in which floating interest rates are calculated. These terms appear in bold, italicized type the first time they appear, and we define these terms in "--Special Rate Calculation Terms" at the end of this subsection.

   The following will apply to floating rate notes.

   Base Rates. We currently expect to issue floating rate notes that bear interest at rates based on one or more of the following base rates:
   . commercial paper rate;
   . prime rate;
   . LIBOR;
   . EURIBOR;
   . treasury rate;
   . CMT rate;
   . CD rate; and/or
   . federal funds rate.

   We describe each of these base rates in further detail below in this subsection. If you purchase a floating rate note, your prospectus supplement will specify the type of base rate that applies to your note.

   Calculation of Interest. Calculations relating to floating rate notes will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as Wachovia Securities or First Union National Bank. If other than Wachovia Securities or First Union National Bank, the prospectus supplement for a particular floating rate note will name the institution that we have appointed to act as the calculation agent for that note as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the note without your consent and without notifying you of the change.

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

   For each floating rate note, the calculation agent will determine, on the corresponding interest calculation or determination date, as described below, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period--i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate note by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the relevant prospectus supplement.

   Upon the request of the holder of any floating rate note, the calculation agent will provide for that note the interest rate then in effect--and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent's determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

   All percentages resulting from any calculation relating to a note will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate note will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

   In determining the base rate that applies to a floating rate note during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as discussed below. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any agent participating in the distribution of the relevant floating rate notes and its affiliates, and they may include affiliates of Wachovia.

   Initial Base Rate. For any floating rate note, the base rate in effect from the original issue date to the first interest reset date will be the initial base rate. We will specify the initial base rate in the relevant prospectus supplement.

   Spread or Spread Multiplier. In some cases, the base rate for a floating rate note may be adjusted:
   . by adding or subtracting a specified number of basis points, called the spread, with one basis point being 0.01%; or . by multiplying the base rate by a specified percentage, called the spread multiplier.

   If you purchase a floating rate note, your prospectus supplement will indicate whether a spread or spread multiplier will apply to your note and, if so, the amount of the spread or spread multiplier.

   Maximum and Minimum Rates. The actual interest rate, after being adjusted by the spread or spread multiplier, may also be subject to either or both of the following limits:
   . a maximum rate--i.e., a specified upper limit that the actual interest rate in effect at any time may not exceed; and/or
   . a minimum rate--i.e., a specified lower limit that the actual interest rate in effect at any time may not fall below.

   If you purchase a floating rate note, your prospectus supplement will indicate whether a maximum rate and/or minimum rate will apply to your note and, if so, what those rates are.

   Whether or not a maximum rate applies, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by New York law, as it may be modified by U.S. law of general application. Under current New York law, the maximum rate of interest, with some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per year on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

   The rest of this subsection describes how the interest rate and the interest payment dates will be determined, and how interest will be calculated, on a floating rate note.

   Interest Reset Dates. The rate of interest on a floating rate note will be reset, by the calculation agent described below, daily, weekly, monthly, quarterly, semi-annually or annually. The date on which the interest rate resets and the reset rate becomes effective is called the interest reset date. Except as otherwise specified in the applicable prospectus supplement, the interest reset date will be as follows:
   . for floating rate notes that reset daily, each business day;
   . for floating rate notes that reset weekly and are not treasury rate notes, the Wednesday of each week;
   . for treasury rate notes that reset weekly, the Tuesday of each week, except as otherwise described in the next to last paragraph under "-- Interest Determination Dates" below;
   . for floating rate notes that reset monthly, the third Wednesday of each month;
   . for floating rate notes that reset quarterly, the third Wednesday of
     March, June, September and December of each year;
   . for floating rate notes that reset semi-annually, the third Wednesday of each of two months of each year as indicated in the relevant prospectus supplement; and
   . for floating rate notes that reset annually, the third Wednesday of one month of each year as indicated in the relevant prospectus supplement.

   For a floating rate note, the interest rate in effect on any particular day will be the interest rate determined with respect to the latest interest reset date that occurs on or before that day. There are several exceptions, however, to the reset provisions described above.

   The base rate in effect from the original issue date to the first interest reset date will be the initial base rate. For floating rate notes that reset daily or weekly, the base rate in effect for each day following the second business day before an interest payment date to, but excluding, the interest payment date, and for each day following the second business day before the maturity to, but excluding, the maturity, will be the base rate in effect on that second business day.

   If any interest reset date for a floating rate note would otherwise be a day that is not a business day, the interest reset date will be postponed to the next day that is a business day. For a LIBOR note, however, if that business day is in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

   Interest Determination Dates. The interest rate that takes effect on an interest reset date will be determined by the calculation agent by reference to a particular date called an interest determination date. Except as otherwise indicated in the relevant prospectus supplement:
   . For commercial paper rate, federal funds rate and prime rate notes, the interest determination date relating to a particular interest reset date will be the business day preceding the interest reset date;
   . For CD rate and CMT rate notes, the interest determination date relating to a particular interest reset date will be the second business day preceding the interest reset date;
   . For LIBOR notes, the interest determination date relating to a particular interest reset date will be the second London business day preceding the interest reset date, unless the index currency is pounds sterling, in which case the interest determination date will be the interest reset date. We refer to an interest determination date for a LIBOR note as a LIBOR interest determination date.
   . For EURIBOR notes, the interest determination date relating to a particular interest reset date will be the second euro business day preceding the interest reset date. We refer to an interest determination date for a EURIBOR note as a EURIBOR interest determination date.
   . For treasury rate notes, the interest determination date relating to a particular interest reset date, which we refer to as a treasury interest determination date, will be the day of the week in which the interest reset date falls on which treasury bills--i.e., direct obligations of the U.S. government--would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that the auction may be held on the preceding Friday. If as the result of a legal holiday an auction is held on the preceding Friday, that Friday will be the treasury interest determination date relating to the interest reset date occurring in the next succeeding week. If the auction is held on a day that would otherwise be an interest reset date, then the interest reset date will instead be the first business day following the auction date.

   The interest determination date pertaining to a floating rate note the interest rate of which is determined with reference to two or more base rates will be the latest business day which is at least two business days before the related interest reset date for the applicable floating rate note on which each base rate is determinable.

   Interest Calculation Dates. As described above, the interest rate that takes effect on a particular interest reset date will be determined by reference to the corresponding interest determination date. Except for LIBOR notes and EURIBOR notes, however, the determination of the rate will actually be made on a day no later than the corresponding interest calculation date. The interest calculation date will be the earlier of the following:
   . the tenth calendar day after the interest determination date or, if that tenth calendar day is not a business day, the next succeeding business day; and
   . the business day immediately preceding the interest payment date or the maturity, whichever is the day on which the next payment of interest will be due.

   The calculation agent need not wait until the relevant interest calculation date to determine the interest rate if the rate information it needs to make the determination is available from the relevant sources sooner.

   Interest Payment Dates. The interest payment dates for a floating rate note will depend on when the interest rate is reset and, unless we specify otherwise in the relevant prospectus supplement, will be as follows:
   . for floating rate notes that reset daily, weekly or monthly, the third
     Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the relevant prospectus supplement;
   . for floating rate notes that reset quarterly, the third Wednesday of
     March, June, September and December of each year;
   . for floating rate notes that reset semi-annually, the third Wednesday of the two months of each year specified in the relevant prospectus supplement; or
   . for floating rate notes that reset annually, the third Wednesday of the month specified in the relevant prospectus supplement.

   Regardless of these rules, if a note is originally issued after the regular record date and before the date that would otherwise be the first interest payment date, the first interest payment date will be the date that would otherwise be the second interest payment date.

   In addition, the following special provision will apply to a floating rate note with regard to any interest payment date other than one that falls on the maturity. If the interest payment date would otherwise fall on a day that is not a business day, then the interest payment date will be the next day that is a business day. However, if the floating rate note is a LIBOR note or a EURIBOR note and the next business day falls in the next calendar month, then the interest payment date will be advanced to the next preceding day that is a business day. In all cases, an interest payment date that falls on the maturity will not be changed.

   Calculation Agent. We have initially appointed First Union National Bank as our calculation agent for the notes. See "--Calculation of Interest" above for details regarding the role of the calculation agent.

  Commercial Paper Rate Notes

   If you purchase a commercial paper rate note, your note will bear interest at a base rate equal to the commercial paper rate and adjusted by the spread or spread multiplier, if any, indicated in your prospectus supplement.

   The commercial paper rate will be the money market yield of the rate, for the relevant interest determination date, for commercial paper having the index maturity indicated in your prospectus supplement, as published in H.15(519) under the heading "Commercial Paper--Nonfinancial". If the commercial paper rate cannot be determined as described above, the following procedures will apply.
   . If the rate described above does not appear in H.15(519) at 3:00 P.M., New
     York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the commercial paper rate will be the rate, for the relevant interest determination date, for commercial paper having the index maturity specified in your prospectus supplement, as published in
     H.15 daily update or any other recognized electronic source used for displaying that rate, under the heading "Commercial Paper--Nonfinancial".
   . If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the commercial paper rate will be the money market yield of the arithmetic mean of the following offered rates for U.S. dollar commercial paper that has the relevant index maturity and is placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 A.M., New York City time, on the relevant interest determination date, by three leading U.S. dollar commercial paper dealers in New York City selected by the calculation agent.
   . If fewer than three dealers selected by the calculation agent are quoting as described above, the commercial paper rate for the new interest period will be the commercial paper rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

  Prime Rate Notes

   If you purchase a prime rate note, your note will bear interest at a base rate equal to the prime rate and adjusted by the spread or spread multiplier, if any, indicated in your prospectus supplement.

   The prime rate will be the rate, for the relevant interest determination date, published in H.15(519) under the heading "Bank Prime Loan". If the prime rate cannot be determined as described above, the following procedures will apply.
   . If the rate described above does not appear in H.15(519) at 3:00 P.M., New
     York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the prime rate will be the rate, for the relevant interest determination date, as published in H.15 daily update or another recognized electronic source used for the purpose of displaying that rate, under the heading "Bank Prime Loan".
   . If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the prime rate will be the arithmetic mean of the following rates as they appear on the Reuters screen US PRIME 1 page: the rate of interest publicly announced by each bank appearing on that page as that bank's prime rate or base lending rate, as of 11:00 A.M., New York City time, on the relevant interest determination date.
   . If fewer than four of these rates appear on the Reuters screen US PRIME 1 page, the prime rate will be the arithmetic mean of the prime rates or base lending rates, as of the close of business on the relevant interest determination date, of three major banks in New York City selected by the calculation agent. For this purpose, the calculation agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year.
   . If fewer than three banks selected by the calculation agent are quoting as described above, the prime rate for the new interest period will be the prime rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

  LIBOR Notes

   If you purchase a LIBOR note, your note will bear interest at a base rate equal to LIBOR, which will be the London interbank offered rate for deposits in U.S. dollars or any other index currency, as noted in your prospectus supplement. In addition, the applicable LIBOR base rate will be adjusted by the spread or spread multiplier, if any, indicated in your prospectus supplement. LIBOR will be determined in the following manner:
   . LIBOR will be either:
     . the offered rate appearing on the Telerate LIBOR page; or . the arithmetic mean of the offered rates appearing on the Reuters screen
       LIBOR page unless that page by its terms cites only one rate, in which case that rate;

in either case, as of 11:00 A.M., London time, on the relevant LIBOR interest determination date, for deposits of the relevant index currency having the relevant index maturity beginning on the relevant interest reset date. Your prospectus supplement will indicate the index currency, the index maturity and the reference page that apply to your LIBOR note. If no reference page is mentioned in your prospectus supplement, Telerate LIBOR page will apply to your LIBOR note.
   . If Telerate LIBOR page applies and the rate described above does not appear on that page, or if Reuters screen LIBOR page applies and fewer than two of the rates described above appears on that page or no rate appears on any page on which only one rate normally appears, then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the relevant LIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent: deposits of the index currency having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the quotations.
   . If fewer than two quotations are provided as described above, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., in the principal financial center for the country of the index currency, on that LIBOR interest determination date, by three major banks in that financial center selected by the calculation agent: loans of the index currency having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount.
   . If fewer than three banks selected by the calculation agent are quoting as described above, LIBOR for the new interest period will be LIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

  EURIBOR Notes

   If you purchase a EURIBOR note, your note will bear interest at a base rate equal to the interest rate for deposits in euro, designated as "EURIBOR" and sponsored jointly by the European Banking Federation and ACI--the Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate. In addition, the EURIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in your prospectus supplement. EURIBOR will be determined in the following manner:
   . EURIBOR will be the offered rate for deposits in euros having the index maturity specified in your prospectus supplement, beginning on the second euro business day after the relevant EURIBOR interest determination date, as that rate appears on Telerate page 248 as of 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date.
   . If the rate described above does not appear on Telerate page 248, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the calculation agent: euro deposits having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount. The calculation agent will request the principal euro-zone office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the quotations.
   . If fewer than two quotations are provided as described above, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 A.M., Brussels time on that EURIBOR interest determination date, by three major banks in the euro-zone selected by the calculation agent: loans of euros having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount.
   . If fewer than three banks selected by the calculation agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

  Treasury Rate Notes

   If you purchase a treasury rate note, your note will bear interest at a base rate equal to the treasury rate and adjusted by the spread or spread multiplier, if any, indicated in your prospectus supplement.

   The treasury rate will be the rate for the auction, on the relevant treasury interest determination date, of treasury bills having the index maturity specified in your prospectus supplement, as that rate appears on Telerate page 56 or 57 under the heading "Investment Rate". If the treasury rate cannot be determined in this manner, the following procedures will apply.
   . If the rate described above does not appear on either page at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, the treasury rate will be the bond equivalent yield of the rate, for the relevant interest determination date, for the type of treasury bill described above, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/Treasury Bills/Auction High".
   . If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the auction rate, for the relevant treasury interest determination date and for treasury bills of the kind described above, as announced by the U.S. Department of the Treasury.
   . If the auction rate described in the prior paragraph is not so announced by 3:00 P.M., New York City time, on the relevant interest calculation date, or if no such auction is held for the relevant week, then the treasury rate will be the bond equivalent yield of the rate, for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15(519) under the heading "U.S. Government Securities /Treasury Bills/Secondary Market".
   . If the rate described in the prior paragraph does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the treasury rate will be the rate, for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/Treasury Bills/Secondary Market".
   . If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the arithmetic mean of the following secondary market bid rates for the issue of treasury bills with a remaining maturity closest to the specified index maturity: the rates bid as of approximately 3:30 P.M., New York City time, on the relevant treasury interest determination date, by three primary U.S. government securities dealers in New York City selected by the calculation agent.

   . If fewer than three dealers selected by the calculation agent are quoting as described in the prior paragraph, the treasury rate in effect for the new interest period will be the treasury rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

  CD Rate Notes

   If you purchase a CD rate note, your note will bear interest at a base rate equal to the CD rate and adjusted by the spread or spread multiplier, if any, indicated in your prospectus supplement.

   The CD rate will be the rate, on the relevant interest determination date, for negotiable U.S. dollar certificates of deposit having the index maturity specified in your prospectus supplement, as published in H.15(519) under the heading "CDs (Secondary Market)". If the CD rate cannot be determined in this manner, the following procedures will apply.

   . If the rate described above does not appear in H.15(519) at 3:00 P.M., New
     York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CD rate will be the rate, for the relevant interest determination date, described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "CDs (Secondary Market)."

   . If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the CD rate will be the arithmetic mean of the following secondary market offered rates for negotiable U.S. dollar certificates of deposit of major U.S. money market banks with a remaining maturity closest to the specified index maturity, and in a representative amount: the rates offered as of 10:00 A.M., New York City time, on the relevant interest determination date, by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City, as selected by the calculation agent.

   . If fewer than three dealers selected by the calculation agent are quoting as described above, the CD rate in effect for the new interest period will be the CD rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

  CMT Rate Notes

   If you purchase a CMT rate note, your note will bear interest at a base rate equal to the CMT rate and adjusted by the spread or spread multiplier, if any, indicated in your prospectus supplement.

   The CMT rate will be the following rate displayed on the designated CMT Telerate page under the heading ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 Mondays Approximately 3:45 P.M.," under the column for the designated CMT index maturity:

   . if the designated CMT Telerate page is Telerate page 7051, the rate for the relevant interest determination date; or

   . if the designated CMT Telerate page is Telerate page 7052, the weekly or monthly average, as specified in your prospectus supplement, for the week that ends immediately before the week in which the relevant interest determination date falls, or for the month that ends immediately before the month in which the relevant interest determination date falls, as applicable.

   If the CMT rate cannot be determined in this manner, the following procedures will apply.

   . If the applicable rate described above is not displayed on the relevant designated CMT Telerate page at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CMT rate will be the applicable treasury constant maturity rate described above--i.e., for the designated CMT index maturity and for either the relevant interest determination date or the weekly or monthly average, as applicable--as published in H.15(519).

   . If the applicable rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the treasury constant maturity rate, or other U.S. treasury rate, for the designated CMT index maturity and with reference to the relevant interest determination date, that:

     . is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury; and

     . is determined by the calculation agent to be comparable to the applicable rate formerly displayed on the designated CMT Telerate page and published in H.15(519).

   . If the rate described in the prior paragraph does not appear at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for the most recently issued treasury notes having an original maturity of approximately the designated CMT index maturity and a remaining term to maturity of not less than the designated CMT index maturity minus one year, and in a representative amount: the offered rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these offered rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation--or, if there is equality, one of the highest--and the lowest quotation--or, if there is equality, one of the lowest. Treasury notes are direct, non-callable, fixed rate obligations of the U.S. government.

   . If the calculation agent is unable to obtain three quotations of the kind described in the prior paragraph, the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for treasury notes with an original maturity longer than the designated CMT index maturity, with a remaining term to maturity closest to the designated CMT index maturity and in a representative amount: the offered rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these offered rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation--or, if there is equality, one of the highest and the lowest quotation--or, if there is equality, one of the lowest. If two treasury notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the calculation agent will obtain quotations for the treasury note with the shorter remaining term to maturity.

   . If fewer than five but more than two of these primary dealers are quoting as described in the prior paragraph, then the CMT rate for the relevant interest determination date will be based on the arithmetic mean of the offered rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded.

   . If two or fewer primary dealers selected by the calculation agent are quoting as described above, the CMT rate in effect for the new interest period will be the CMT rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

  Federal Funds Rate Notes

   If you purchase a federal funds rate note, your note will bear interest at a base rate equal to the federal funds rate and adjusted by the spread or spread multiplier, if any, indicated in your prospectus supplement.

   The federal funds rate will be the rate for U.S. dollar federal funds on the relevant interest determination date, as published in H.15 (519) under the heading "Federal Funds (Effective)", as that rate is displayed on Telerate page
120. If the federal funds rate cannot be determined in this manner, the following procedures will apply.

   . If the rate described above is not displayed on Telerate page 120 at 3:00
     P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the federal funds rate, for the relevant interest determination date, will be the rate described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "Federal Funds (Effective)".

   . If the rate described above is not displayed on Telerate page 120 and does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the federal funds rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on the relevant interest determination date, by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the calculation agent.

   . If fewer than three brokers selected by the calculation agent are quoting as described above, the federal funds rate in effect for the new interest period will be the federal funds rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

   . If fewer than five but more than two of these primary dealers are quoting as described in the prior paragraph, then the CMT rate for the relevant interest determination date will be based on the arithmetic mean of the offered rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded.

  Special Rate Calculation Terms

   In this subsection entitled "-- Interest Rates", we use several terms that have special meanings relevant to calculating floating interest rates. We define these terms as follows:

   The term "bond equivalent yield" means a yield expressed as a percentage and calculated in accordance with the following formula:

                                     D X N
   bond equivalent yield = --------------------------- X 100
                                 360 - (D X M)

   where

   . "D" means the annual rate for treasury bills quoted on a bank discount basis and expressed as a decimal;

   . "N" means 365 or 366, as the case may be; and

   . "M" means the actual number of days in the applicable interest reset period.

   The term "business day" means, for any note, a day that meets all the following applicable requirements:

   . for all notes, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close;

   . if the note is a LIBOR note, is also a London business day;

   . if the note has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency; and

   . if the note is a EURIBOR note or has a specified currency of euros, or is a LIBOR note for which the index currency is euros, is also a euro business day.

   The term "designated CMT index maturity" means the index maturity for a CMT rate note and will be the original period to maturity of a U.S. treasury security--either 1, 2, 3, 5, 7, 10, 20 or 30 years--specified in the applicable prospectus supplement. If no such original maturity period is so specified, the designated CMT index maturity will be 2 years.

   The term "designated CMT Telerate page" means the Telerate page mentioned in the relevant prospectus supplement that displays treasury constant maturities as reported in H.15(519). If no Telerate page is so specified, then the applicable page will be Telerate page 7052. If Telerate page 7052 applies but the relevant prospectus supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

   The term "euro business day" means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

   The term "euro-zone" means, at any time, the region comprised of the member states of the European Economic and Monetary Union that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992.

   "H.15(519)" means the weekly statistical release entitled "Statistical Release H.15 (519)", or any successor publication, published by the Board of Governors of the Federal Reserve System.

   "H.15 daily update" means the daily update of H.15(519) available through the worldwide website of the Board of Governors of the Federal Reserve System, at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

   The term "index currency" means, with respect to a LIBOR note, the currency specified as such in the relevant prospectus supplement. The index currency may be U.S. dollars or any other currency, and will be U.S. dollars unless another currency is specified in the relevant prospectus supplement.

   The term "index maturity" means, with respect to a floating rate note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable prospectus supplement.

   "London business day" means any day on which dealings in the relevant index currency are transacted in the London interbank market.

   The term "money market yield" means a yield expressed as a percentage and calculated in accordance with the following formula:


                                                       D X 360
                       money market yield = _____________________________ X 100
                                                     360 - (D x M)

   where

   . "D" means the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and


   . "M" means the actual number of days in the relevant interest reset period.

   The term "representative amount" means an amount that, in the calculation agent's judgment, is representative of a single transaction in the relevant market at the relevant time.

   "Reuters screen LIBOR page" means the display on the Reuters Monitor Money Rates Service, or any successor service, on the page designated as "LIBO" or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

   "Reuters screen US PRIME 1 page" means the display on the "US PRIME 1" page on the Reuters Monitor Money Rates Service, or any successor service, or any replacement page or pages on that service, for the purpose of displaying prime rates or base lending rates of major U.S. banks.

   "Telerate LIBOR page" means Telerate page 3750 or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

   "Telerate page" means the display on Bridge Telerate, Inc., or any successor service, on the page or pages specified in this prospectus or the relevant prospectus supplement, or any replacement page or pages on that service.

   If, when we use the terms designated CMT Telerate page, H.15(519), H.15 daily update, Reuters screen LIBOR page, Reuters screen US PRIME 1 page, Telerate LIBOR page or Telerate page, we refer to a particular heading or headings on any of those pages, those references include any successor or replacement heading or headings as determined by the calculation agent.

Payment of Additional Amounts to United States Aliens

   Wachovia will, subject to certain exceptions and limitations listed below (unless otherwise specified in any prospectus supplement), pay to the holder of any note who is a United States Alien (as defined below), as additional interest, certain amounts ("Additional Amounts") as may be necessary so that every net payment on that note (including payment of the principal of and interest on that note) by Wachovia or a paying agent, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority of or in the United States), will not be less than the amount provided in that note to be then due and payable; this obligation to pay Additional Amounts, however, will not apply to:

      (a) any tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between the holder or beneficial owner of that note (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, that holder, if that holder is an estate or a trust, or a member or shareholder of that holder, if that holder is a partnership or corporation) and the United States or any political subdivision or taxing authority, including but not limited to that holder (or the fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident of the United States or treated as a resident of the United States or being or having been engaged in a trade or business in the United States or present in the United States or having or having had a permanent establishment in the United States or (ii) that holder's or beneficial owner's past or present status as a personal holding company, foreign personal holding company, foreign private foundation or other foreign tax-exempt organization relating to the United States, controlled foreign corporation for United States tax purposes or corporation that accumulates earnings to avoid United States Federal income tax;

      (b) any estate, inheritance, gift, excise, sales, transfer, wealth or personal property tax or any similar tax, assessment or other governmental charge;

      (c) any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of a note for payment more than 30 days after the date on which that payment became due and payable or the date on which payment on that note was duly provided for, whichever occurred later;

      (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding from a payment on a note;

      (e) any tax, assessment or other governmental charge required to be withheld by any paying agent from a payment on a note, if that payment can be made without that withholding by any other paying agent;

      (f) any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with applicable certification, information, documentation, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of a note if that compliance is required by statute or regulation of the United States or by an applicable tax treaty to which the United States is a party as a precondition to relief or exemption from that tax, assessment or other governmental charge;

      (g) any tax, assessment or other governmental charge imposed on a holder that actually or constructively owns 10 percent or more of the combined voting power of all classes of Wachovia's stock; or

      (h) any combination of items (a), (b), (c), (d), (e), (f) and (g);

nor shall Additional Amounts be paid in relation to a payment on a note to a holder that is a fiduciary or partnership or other than the sole beneficial owner of that payment to the extent a beneficiary or settlor with respect to that fiduciary or a member of that partnership or a beneficial owner would not have been entitled to Additional Amounts (or payment of Additional Amounts would not have been necessary) had that beneficiary, settlor, member or beneficial owner been the holder of that note.

   For the purposes of this discussion, a "United States Alien" means any person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary, of a foreign estate or trust. "United States" means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas that come under its jurisdiction.

  Redemption for Tax Purposes

   If (a) as a result of any change in the laws, regulations or rulings of the United States (or any political subdivision or taxing authority of or in the United States), or any change in the official application (including a ruling by a court of competent jurisdiction in the United States) or interpretation of those laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the consummation of any offering of the notes, Wachovia is obligated to pay Additional Amounts as described above or (b) any act is taken by a taxing authority of the United States on or after the consummation of any offering of the notes, whether or not this act is taken in relation to Wachovia or any affiliate, that results in a substantial likelihood that Wachovia will or may be required to pay these Additional Amounts, then Wachovia may, at its option, redeem, as a whole, but not in part, the notes on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of their principal amount, together with accrued interest to the date fixed for redemption; provided that Wachovia determines, in its business judgment, that the obligation to pay these Additional Amounts cannot be avoided by the use of reasonable measures available to it, not including substitution of the obligor under the notes or any action that would entail a material cost to Wachovia. No redemption under (b) above may be made unless Wachovia shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial likelihood that it will or may be required to pay Additional Amounts described above and Wachovia shall have delivered to the Trustee a certificate, signed by a duly authorized officer, saying that based on this opinion Wachovia is entitled to redeem the notes according to their terms.

Other Provisions; Addenda

   Any provisions relating to the notes, including the determination of a base rate, calculation of the interest rate applicable to a floating rate note, its interest payment dates, any redemption or repayment provisions, or any other term relating thereto, may be modified and/or supplemented by the terms as specified under "Other Provisions" on the face of the applicable notes or in an Addendum relating to the applicable notes, if so specified on the face of the applicable notes, and, in each case, in the relevant prospectus supplement.

Subordination of the Subordinated Notes

   Wachovia's obligations to make any payment of the principal and interest on any subordinated notes will, to the extent the subordinated indenture specifies, be subordinate and junior in right of payment to all of Wachovia's senior indebtedness. Unless otherwise specified in the prospectus supplement relating to a specific series of subordinated notes, Wachovia's "senior indebtedness" is defined in the subordinated indenture to mean the principal of, premium and interest, if any, on

 . all Wachovia indebtedness for money borrowed, including indebtedness Wachovia guarantees, other than the subordinated notes, whether outstanding on the date of execution of the indenture or incurred afterward, except

   . any obligations on account of Existing Subordinated Indebtedness and

   . indebtedness as is by its terms expressly stated to be not superior in payment right to the subordinated notes or to rank equal to the subordinated notes and

 . any deferrals, renewals or extensions of any such senior indebtedness.
  (Section 101 of the subordinated indenture)

   The payment of the principal and interest on the subordinated notes will, to the extent described in the subordinated indenture, be subordinated in payment right to the prior payment of all senior indebtedness. Unless otherwise described in the prospectus supplement relating to the specific series of subordinated notes, in certain events of insolvency, the payment of the principal and interest on the subordinated notes, other than subordinated notes that are also Existing Subordinated Indebtedness, will, to the extent described in the subordinated indenture, also be effectively subordinated in payment right to the prior payment of all Other Financial Obligations. Upon any payment or distribution of assets to creditors under Wachovia's liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, or any bankruptcy, insolvency or similar proceedings, all senior indebtedness holders will be entitled to receive payment in full of all amounts due before the subordinated note holders will be entitled to receive any payment in respect of the principal or interest on their securities. If upon any such payment or asset distribution to creditors, there remains, after giving effect to those subordination provisions in favor of senior indebtedness holders, any amount of cash, property or securities available for payment or distribution in respect of subordinated notes (defined in the subordinated indenture as "Excess Proceeds") and if, at that time, any Entitled Persons (as defined below) in respect of Other Financial Obligations have not received payment of all amounts due on such Other Financial Obligations, then such Excess Proceeds shall first be applied to pay these Other Financial Obligations before any payment may be applied to the subordinated notes which are not Existing Subordinated Indebtedness. In the event of the acceleration of the maturity of any subordinated notes, all senior indebtedness holders will be entitled to receive payment of all amounts due before the subordinated note holders will be entitled to receive any payment upon the principal of or interest on their subordinated notes. (Sections 1403, 1404 and 1413 of the subordinated indenture)

   By reason of such subordination in favor of senior indebtedness holders, in the event of insolvency, Wachovia's creditors who are not senior indebtedness holders or subordinated note holders may recover less, ratably, than senior indebtedness holders and may recover more, ratably, than subordinated note holders. By reason of subordinated note holders (other than Existing Subordinated Indebtedness) to pay over any Excess Proceeds to Entitled Persons in respect to Other Financial Obligations, in the event of insolvency, Existing Subordinated Indebtedness holders may recover less, ratably, than Entitled Persons in respect of Other Financial Obligations and may recover more, ratably, than the subordinated note holders (other than Existing Subordinated Indebtedness).

   Unless otherwise specified in the prospectus supplement relating to the particular subordinated notes series offered by it, "Existing Subordinated Indebtedness" means subordinated notes issued under the subordinated indenture prior to November 15, 1992. (Section 101 of the subordinated indenture)

   Unless otherwise specified in the prospectus supplement relating to the particular subordinated notes series offered by it, "Other Financial Obligations" means all obligations of Wachovia to make payment under the terms of financial instruments, such as

 . securities contracts and foreign currency exchange contracts;

 . derivative instruments such as

   . swap agreements (including interest rate and foreign exchange rate swap agreements);

   . cap agreements;

   . floor agreements;

   . collar agreements;

   . interest rate agreements;

   . foreign exchange rate agreements;

   . options;

   . commodity futures contracts;

   . commodity option contracts; and

 . similar financial instruments other than

   . obligations on account of senior indebtedness; and

   . obligations on account of indebtedness for money borrowed ranking equal or subordinate to the subordinated notes. (Section 101 of the subordinated indenture)

   Unless otherwise described in the prospectus supplement relating to a specific series of subordinated notes, "Entitled Persons" means any person who is entitled to payment under the terms of Other Financial Obligations. (Section 101 of the subordinated indenture)

   Wachovia's obligations under the subordinated notes shall rank equal in right of payment with each other and with the Existing Subordinated Indebtedness, subject, unless otherwise described in the prospectus supplement relating to a specific series of subordinated notes, to the obligations of subordinated note holders (other than Existing Subordinated Indebtedness) to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations as provided in the subordinated indenture. (Section 1413 of the subordinated indenture)

   The relevant prospectus supplement may further describe the provisions, if any, applicable to the subordination of the subordinated notes of a particular series.

Defaults

  The Senior Indenture

   The senior indenture defines an "event of default" as

   . default in any principal or premium payment on any senior note of that series at maturity;

   . default for 30 days in interest payment of any senior note of that series;

   . failure to deposit any sinking fund payment when due in respect of that series;

   . Wachovia's failure for 60 days after notice in performing any other covenants or warranties in the senior indenture (other than a covenant or warranty solely for the benefit of other senior notes series);

   . failure to pay when due any Wachovia indebtedness or First Union National
     Bank indebtedness in excess of $5,000,000, or maturity acceleration of any indebtedness exceeding that amount if acceleration results from a default under the instrument giving rise to that indebtedness and is not annulled within 30 days after due notice;

   . Wachovia's or First Union National Bank's bankruptcy, insolvency or reorganization; and

   . any other event of default provided for senior notes of that series.
     (Section 501)

   The senior indenture provides that, if any event of default for senior notes of any series outstanding occurs and is continuing, either the senior trustee or the holders of not less than 25% in principal amount of the outstanding senior notes of that series may declare the principal amount (or, if the notes of that series are original issue discount notes, such principal amount portion as the terms of that series specify) of all senior notes of that series to be due and payable immediately. However, no such declaration is required upon certain bankruptcy events. In addition, upon fulfillment of certain conditions, this declaration may be annulled and past defaults waived by the holders of a majority in principal amount of the outstanding senior notes of that series on behalf of all senior note holders of that series. (Sections 502 and 513) In the event of Wachovia's bankruptcy, insolvency or reorganization, senior note holders' claims would fall under the broad equity power of a federal bankruptcy court, and to that court's determination of the nature of those holders' rights.

   The senior indenture contains a provision entitling the senior trustee, acting under the required standard of care, to be indemnified by the holders of any outstanding senior note series before proceeding to exercise any right or power under the senior indenture at the holders' request. (Section 603) The holders of a majority in principal amount of outstanding senior notes of any series may direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee, or exercising any trust or other power conferred on the senior trustee, with respect to the senior notes of such series. The senior trustee, however, may decline to act if that direction is contrary to law or the senior indenture or would involve the senior trustee in personal liability. (Section 512)

   Wachovia will file annually with the senior trustee a compliance certificate as to all conditions and covenants in the senior indenture. (Section 1007)

  The Subordinated Indenture

   Subordinated notes principal payment may be accelerated only upon an event of default. There is no acceleration right in the case of a default in the payment of interest or principal prior to the maturity date or a default in Wachovia performing any covenants in the subordinated indenture, unless a specific series of subordinated notes provide otherwise, which will be described in the relevant prospectus supplement.

   The subordinated indenture defines an "event of default" as certain events involving Wachovia's bankruptcy, insolvency or reorganization and any other event of default provided for the subordinated notes of that series. (Section
501) The subordinated indenture defines a "default" to include

   . any event of default;

   . a default in any principal or premium payment of any subordinated debt security of that series at maturity;

   . default in any interest payment when due and continued for 30 days;

   . a default in any required designation of funds as "available funds"; or

   . default in the performance, or breach, of Wachovia's covenants in the subordinated indenture or in the subordinated notes of that series and continued for 90 days after written notice to

     . Wachovia by the subordinated trustee; or

     . Wachovia and the subordinated trustee by the holders of not less than 25% in aggregate principal amount of the outstanding subordinated notes of that series. (Section 503)

   If an event of default for subordinated notes of any series occurs and is continuing, either the subordinated trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated notes of that series may accelerate the maturity of all outstanding subordinated notes of such series. The holders of a majority in aggregate principal amount of the outstanding subordinated notes of that series may waive an event of default resulting in acceleration of the subordinated notes of such series, but only if all events of default have been remedied and all payments due on the subordinated notes of that series (other than those due as a result of acceleration) have been made and certain other conditions have been met. (Section 502) Subject to subordinated indenture provisions relating to the subordinated trustee's duties, in case a default shall occur and be continuing, the subordinated trustee will be under no obligation to exercise any of its rights or powers under the subordinated indenture at the holders' request or direction, unless such holders shall have offered to the subordinated trustee reasonable indemnity. (Section 603) Subject to such indemnification provisions, the holders of a majority in aggregate principal amount of the outstanding subordinated notes of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated trustee or exercising any trust or power conferred on the subordinated trustee. (Section 512) The holders of a majority in aggregate principal amount of the outstanding subordinated notes of that series may waive any past default under the subordinated indenture with respect to such series, except a default in principal or interest payment or a default of a subordinated indenture covenant which cannot be modified without the consent of each outstanding subordinated note holder of the series affected. (Section 513) In the event of Wachovia's bankruptcy, insolvency or reorganization, subordinated note holders' claims would fall under the broad equity power of a federal bankruptcy court, and to that court's determination of the nature of those holders' rights.

   Wachovia will file annually with the subordinated trustee a compliance certificate as to all conditions and covenants in the subordinated indenture. (Section 1007)

Modification and Waiver

   Each indenture may be modified and amended by Wachovia and the relevant trustee. Certain modifications and amendments require the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series issued under that indenture and affected by the modification or amendment. No such modification or amendment may, without the consent of the holder of each outstanding note issued under such indenture and affected by it

   . change the stated maturity of the principal, or any installment of principal or interest, on any outstanding note;

   . reduce any principal amount, premium or interest, on any outstanding note, including in the case of an original issue discount note the amount payable upon acceleration of the maturity of that note;

   . change the place of payment where, or the coin or currency or currency unit in which, any principal, premium or interest, on any outstanding note is payable;

   . impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date;

   . reduce the above-stated percentage of outstanding notes necessary to modify or amend the applicable indenture; or

   . modify the above requirements or reduce the percentage of aggregate principal amount of outstanding notes of any series required to be held by holders seeking to waive compliance with certain provisions of the relevant indenture or seeking to waive certain defaults. (Section 902)

   The holders of at least a majority in aggregate principal amount of the outstanding notes of any series may on behalf of all outstanding note holders of that series waive, insofar as that series is concerned, Wachovia's compliance with certain restrictive provisions of the relevant indenture. (Section 1008) The holders of at least a majority in aggregate principal amount of the outstanding notes of any series may on behalf of all outstanding note holders of that series waive any past default under the relevant indenture with respect to that series, except a default in the payment of the principal, or premium, if any, or interest on any outstanding note of that series or in respect of an indenture covenant which cannot be modified or amended without each outstanding note holder consenting. (Section 513)

   Certain modifications and amendments of each indenture may be made by Wachovia and the relevant trustee without the outstanding note holders consenting. (Section 901)

   Each indenture provides that in determining whether the holders of the requisite principal amount of the outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver under that indenture or are present at a meeting of holders of outstanding notes for quorum purposes

   . the principal amount of an original issue discount note that shall be deemed to be outstanding shall be the amount of the principal that would be due and payable as of the date of such determination upon acceleration of its maturity; and

   . the principal amount of outstanding notes denominated in a foreign currency or currency unit shall be the U.S. dollar equivalent, determined on the date of original issuance of that outstanding note, of the principal amount of that outstanding note or, in the case of an original issue discount note, the U.S. dollar equivalent, determined on the date of original issuance of such outstanding note, of the amount determined as provided in the above bullet-point. (Section 101)

Consolidation, Merger and Sale of Assets

   The indentures each provide that Wachovia may not consolidate with or merge into any other corporation or transfer its properties and assets substantially as an entirety to any person unless

   . the corporation formed by the consolidation or into which Wachovia is merged, or the person to which Wachovia's properties and assets are so transferred, shall be a corporation organized and existing under the laws of the U.S., any state or Washington, D.C. and shall expressly assume by supplemental indenture the payment of any principal, premium or interest on the notes, and the performance of Wachovia's other covenants under the relevant indenture;

   . immediately after giving effect to this transaction, no event of default or default, as applicable, and no event which, after notice or lapse of time or both, would become an event of default or default, as applicable, shall have occurred and be continuing; and

   . certain other conditions are met. (Section 801)

Limitation on Disposition of First Union National Bank Stock

   The indentures each contain Wachovia's covenant that, so long as any of the debt securities issued under that indenture before August 1, 1990 are outstanding, but subject to Wachovia's rights in connection with its consolidation with or merger into another corporation or a sale of Wachovia's assets, it will not sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, First Union National Bank voting stock, nor will it permit First Union National Bank to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, First Union National Bank voting stock, unless

   . any such sale, assignment, transfer, issuance, grant of a security interest or other disposition is made for fair market value, as determined by Wachovia's board; and

   . Wachovia will own at least 80% of the issued and outstanding First Union
     National Bank voting stock free and clear of any security interest after giving effect to such transaction. (Section 1006)

   The above covenant is not a covenant for the benefit of any series of notes issued on or after August 1, 1990.

Restriction on Sale or Issuance of Voting Stock of Major Subsidiary Banks

   With respect to the senior notes, the senior indenture contains Wachovia's covenant that it will not, and will not permit any subsidiary to, sell, assign, transfer, grant a security interest in, or otherwise dispose of, any shares of voting stock, or any securities convertible into shares of voting stock, of any "Major Subsidiary Bank" (as defined below) or any subsidiary owning, directly or indirectly, any shares of voting stock of any Major Subsidiary Bank and that it will not permit any Major Subsidiary Bank or any subsidiary owning, directly or indirectly, any shares of voting stock of a Major Subsidiary Bank to issue any shares of its voting stock or any securities convertible into shares of its voting stock, except for sales, assignments, transfers or other dispositions which

   . are for the purpose of qualifying a person to serve as a director;

   . are for fair market value, as determined by Wachovia's board, and, after giving effect to such dispositions and to any potential dilution, Wachovia will own not less than 80% of the shares of voting stock of such Major Subsidiary Bank or any such subsidiary owning any shares of voting stock of such Major Subsidiary Bank;

   . are made

     . in compliance with court or regulatory authority order; or

     . in compliance with a condition imposed by any such court or authority permitting Wachovia's acquisition of any other bank or entity; or

     . in compliance with an undertaking made to such authority in connection with such an acquisition; provided, in the case of the two preceding bullet-points, the assets of the bank or entity being acquired and its consolidated subsidiaries equal or exceed 75% of the assets of such Major Subsidiary Bank or such subsidiary owning, directly or indirectly, any shares of voting stock of a Major Subsidiary Bank and its respective consolidated subsidiaries on the date of acquisition; or

     . to Wachovia or any wholly-owned subsidiary.

   Despite the above requirements, any Major Subsidiary Bank may be merged into or consolidated with another banking institution organized under U.S. or state law, if after giving effect to that merger or consolidation Wachovia or any wholly-owned subsidiary owns at least 80% of the voting stock of the other banking institution free and clear of any security interest and if, immediately after the merger or consolidation, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing. (Section 1007) A "Major Subsidiary Bank" is defined in each indenture to mean any subsidiary which is a bank and has total assets equal to 25% or more of Wachovia's consolidated assets determined on the date of the most recent audited financial statements of these entities. At present, the Major Subsidiary Banks are First Union National Bank and Wachovia Bank, N.A.

   The above covenant is not a covenant for the benefit of any series of debt securities issued before August 1, 1990, or, in the case of subordinated debt securities including the subordinated notes, issued after November 15, 1992.

Trustees

   Either or both of the trustees may resign or be removed with respect to one or more series of notes and a successor trustee may be appointed to act with respect to that series. (Section 610) In the event that two or more persons are acting as trustee with respect to different series of notes, each such trustee shall be a trustee of a trust under the relevant indenture separate and apart from the trust administered by any other such trustee (Section 611), and any action to be taken by the "trustee" may then be taken by each such trustee with respect to, and only with respect to, the one or more series of notes for which it is trustee.

   In the normal course of business, Wachovia and its subsidiaries conduct banking transactions with the trustees, and the trustees conduct banking transactions with Wachovia and its subsidiaries.

Title

   Wachovia, the trustees and any of their agents may treat the registered owner of any note as the absolute owner of that security, whether or not that note is overdue and despite any notice to the contrary, for any purpose. See "Global Notes".

                                 GLOBAL NOTES

   Upon issuance, the notes will be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, The Depository Trust Company ("DTC") or any successor, as depositary, and registered in the name of Cede & Co. as DTC's nominee. Unless and until it is exchanged in whole or in part for notes in definitive form, as described below, no global note may be transferred except as a whole by DTC to a nominee of DTC. Investors may elect to hold interests in the global notes through either DTC (in the United States) or Clearstream Banking AG, societe anonyme, Luxembourg (formerly Cedelbank), and Euroclear Bank S.A./N.V. (the "Euroclear operator"), as operator of the Euroclear System, if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream and Euroclear's names on the books of their respective depositaries, which in turn will hold these interests in customers' securities accounts in the depositaries' names on the books of DTC . Citibank, N.A. will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear.

   No person that acquires a beneficial interest in notes issued in global form will be entitled to receive a certificate representing that person's interest in the notes except as mentioned herein or in the relevant prospectus supplement. Unless and until definitive notes are issued under the limited circumstances described below, all references to actions by holders of notes issued in global form shall refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders shall refer to payments and notices to DTC or Cede & Co., as the registered holder of these notes.

   DTC has informed Wachovia that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants' accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the Commission.

   Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, notes may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by Wachovia's designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee, depositary or warrant agent as registered holders of the notes entitled to the benefits of Wachovia's articles or the applicable indenture, deposit agreement or warrant agreement. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

   Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of notes among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial note owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

   Because DTC can act only on behalf of

   . participants, who in turn act only on behalf of participants or indirect participants and

   . certain banks, trust companies and other persons approved by it,

the ability of a beneficial owner of notes issued in global form to pledge such notes to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these notes.

   DTC has advised Wachovia that DTC will take any action permitted to be taken by a registered holder of any notes under the relevant indenture only at the direction of one or more participants to whose accounts with DTC such notes are credited.

   Unless otherwise mentioned in the relevant prospectus supplement, a global note will be exchangeable for the relevant definitive notes registered in the names of persons other than DTC or its nominee only if

   . DTC notifies Wachovia that it is unwilling or unable to continue as depositary for that global note or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

   . Wachovia executes and delivers to the relevant trustee an order complying with the requirements of the relevant indenture that this global note shall be so exchangeable; or

   . there has occurred and is continuing a default in the payment of any amount due in respect of the notes or an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these notes.

Any global note that is exchangeable under the preceding sentence will be exchangeable for notes registered in such names as DTC directs.

   Upon the occurrence of any event described in the above paragraph, DTC is generally required to notify all participants of the availability of definitive notes. Upon DTC surrendering the global note representing the notes and delivery of instructions for re-registration, the trustee will reissue the securities as definitive notes, and then will recognize the holders of such definitive notes as registered holders of securities entitled to the benefits of the relevant indenture.

   Except as described above, the global note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary Wachovia appoints. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global note evidencing all or part of any notes unless the beneficial interest is in an amount equal to an authorized denomination for these notes.

   None of Wachovia, the trustees or any depositary, or any agent of any of them, will have any responsibility or liability for any aspect of DTC's or any participant's records relating to, or for payments made on account of, beneficial interests in a global note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

   Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global note, in some cases, may trade in the DTC's same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global note upon the original issuance of this note may be required to be made in immediately available funds.

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Clearstream and Euroclear Clearance and Settlement Procedures

  Clearstream and Euroclear

   Clearstream and the Euroclear operator have informed Wachovia that Clearstream and the Euroclear operator each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders. Clearstream and the Euroclear operator provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream and the Euroclear operator also deal with domestic securities markets in several countries through established depositary and custodial relationships. Clearstream and the Euroclear operator have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

   Clearstream and the Euroclear operator customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream and the Euroclear operator is available to other institutions which clear through or maintain a custodial relationship with an account holder of either system.

   Distributions relating to notes held beneficially through Clearstream will be credited to cash accounts of its participants in accordance with its rules and procedures, to the extent received by Citibank, N.A. for Clearstream.

   Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

   Distributions relating to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by The Chase Manhattan Bank for Euroclear.

  Global Clearance and Settlement Procedures

   Initial settlement for the notes will be made in immediately available funds. Secondary market trading between the participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

   Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to DTC.

   Because of time-zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. These credits or any transactions in the notes settled during this processing will be reported to the relevant Euroclear or Clearstream participants on that same business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

   Although DTC, Clearstream and Euroclear have agreed to the above procedures so as to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Notices, Definitive Notes and Transfers

   Notices to holders of the notes will be sent by mail to the registered holders and, so long as the notes are listed on the Luxembourg Stock Exchange, will be published in a daily newspaper of general circulation in Luxembourg. It is expected that publication will be made in the Luxemburger Wort. Any such notice shall be deemed to have been given on the date of this publication or, if published more than once, on the date of the first publication.

   In the event definitive notes are issued as described in the prospectus, the holders of these notes will be able to receive payments and effect transfers at the offices of Banque Internationale a Luxembourg S.A., Luxembourg or its successor as paying agent in Luxembourg relating to the notes. Each indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive note, so long as the applicant furnishes to Wachovia and the relevant trustee the security or indemnity required by them to save each of them harmless and any evidence of ownership of the note as they may require.

   Wachovia has appointed Banque Internationale a Luxembourg S.A. as a paying agent in Luxembourg in relation to the notes, and as long as the notes are listed on the Luxembourg Stock Exchange, Wachovia will maintain a paying agent in Luxembourg and any change in the Luxembourg paying agent and transfer agent will be published in Luxembourg in accordance with the first paragraph above under this subheading.

   As provided in each indenture and subject to certain limitations, the notes are transferable, in whole or in part, upon surrender of the notes for registration of transfer at the corporate trust office of the relevant trustee in The City of New York, or, in the event definitive notes are issued and so long as the notes are listed on the Luxembourg Stock Exchange, at the offices of the paying agent in Luxembourg, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to Wachovia and the securities registrar, and thereupon one or more new notes, for the aggregate principal amount being transferred, will be issued to the designated transferee, and a new note for any amount not being transferred will be issued to the transferor.

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

                   CONSIDERATIONS RELATING TO INDEXED NOTES

   We use the term "indexed notes" to mean notes whose value is linked to an underlying property or index. Indexed notes may present a high level of risk, and those who invest in indexed notes may lose their entire investment. In addition, the treatment of indexed notes for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed note. Thus, if you propose to invest in indexed notes, you should independently evaluate the federal income tax consequences of purchasing an indexed note that apply in your particular circumstances. You should also read "United States Taxation" for a discussion of U.S. tax matters.

Investors in Indexed Notes Could Lose Their Investment

   The amount of principal and/or interest payable on an indexed note and the cash value or physical settlement value of a physically settled note will be determined by reference to the price, value or level of one or more securities, currencies, commodities or other properties, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more indices or baskets of any of these items. We refer to each of these as an "index". The direction and magnitude of the change in the price, value or level of the relevant index will determine the amount of principal and/or interest payable on the indexed note, and the cash value or physical settlement value of a physically settled note. The terms of a particular indexed note may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. Thus, if you purchase an indexed note, you may lose all or a portion of the principal or other amount you invest and may receive no interest on your investment.

The Issuer of a Security or Currency That Serves as an Index Could Take Actions That May Adversely Affect an Indexed Note

   The issuer of a security that serves as an index or part of an index for an indexed note will have no involvement in the offer and sale of the indexed note and no obligations to the holder of the indexed note. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holder. Any of these actions could adversely affect the value of a note indexed to that security or to an index of which that security is a component.

   If the index for an indexed note includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed note and no obligations to the holder of the indexed note. That government may take actions that could adversely affect the value of the note. See "Considerations Relating to Notes Denominated or Payable in or Linked to a Non-U.S. Dollar Currency--Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-U.S. Dollar Note" below for more information about these kinds of government actions.

An Indexed Note May Be Linked to a Volatile Index, Which Could Hurt Your Investment

   Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The amount of principal or interest that can be expected to become payable on an indexed note may vary substantially from time to time. Because the amounts payable with respect to an indexed note are generally calculated based on the value or level of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed note may be adversely affected by a fluctuation in the level of the relevant index.

   The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed note.

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

An Index to Which a Note Is Linked Could Be Changed or Become Unavailable

   Some indices compiled by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value or level of the index is calculated. An alteration may result in a decrease in the value of or return on an indexed note that is linked to the index. The indices for our indexed notes may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed notes.

   A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed note may allow us to delay determining the amount payable as principal or interest on an indexed note, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a note linked to an index of this kind, the value of the note, or the rate of return on it, may be lower than it otherwise would be.

   Some indexed notes are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed note of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed notes or the rates of return on them.

We May Engage in Hedging Activities that Could Adversely Affect an Indexed Note

   In order to hedge an exposure on a particular indexed note, we may, directly or through our affiliates, enter into transactions involving the securities, commodities or currencies or other instruments or measures that underlie the index for the note, or involving derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, we could adversely affect the value of an indexed note. It is possible that we could achieve substantial returns from our hedging transactions while the value of the indexed note may decline.

Information About Indices May Not Be Indicative of Future Performance

   If we issue an indexed note, we may include historical information about the relevant index in the relevant prospectus supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.

We May Have Conflicts of Interest Regarding an Indexed Note

   First Union Securities, Inc. and our other affiliates may have conflicts of interest with respect to some indexed notes. First Union Securities, Inc. and our other affiliates may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in indexed notes and in the securities, commodities or currencies or other instruments or measures on which the index is based or in other derivative instruments related to the index or its component items. These trading activities could adversely affect the value of indexed notes. We and our affiliates may also issue or underwrite securities or derivative instruments that are linked to the same index as one or more indexed notes. By introducing competing products into the marketplace in this manner, we could adversely affect the value of an indexed note.

   First Union National Bank or another of our affiliates may serve as calculation agent for the indexed notes and may have considerable discretion in calculating the amounts payable in respect of the notes. To the extent that First Union National Bank or another of our affiliates calculates or compiles a particular index, it may also have considerable discretion in performing the calculation or compilation of the index. Exercising discretion in this manner could adversely affect the value of an indexed note based on the index or the rate of return on the security.

                CONSIDERATIONS RELATING TO NOTES DENOMINATED OR
              PAYABLE IN OR LINKED TO A NON-U.S. DOLLAR CURRENCY

   If you intend to invest in a non-U.S. dollar note -- e.g., a note whose principal and/or interest is payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or property denominated in or otherwise linked to a non-U.S. dollar currency -- you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Notes of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions.

An Investment in a Non-U.S. Dollar Note Involves Currency-Related Risks

   An investment in a non-U.S. dollar note entails significant risks that are not associated with a similar investment in a note that is payable solely in U.S. dollars and where settlement value is not otherwise based on a non-U.S. dollar currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in Currency Exchange Rates Can Be Volatile and Unpredictable

   Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a note denominated in, or where value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the note, including the principal payable at maturity. That in turn could cause the market value of the note to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-U.S. Dollar Note

   Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country's central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar notes is that their yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-U.S. dollar note or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the note as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

   Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a note at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

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

Non-U.S. Dollar Notes May Permit Us to Make Payments in U.S. Dollars or Delay Payment if We Are Unable to Obtain the Specified Currency

   Notes payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the notes comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we make payment in U.S. dollars, our exchange rate determination may be based on limited information and would involve significant discretion on the part of our foreign exchange agent. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on securities payable in that currency.

We Will Not Adjust Non-U.S. Dollar Notes to Compensate for Changes in Currency Exchange Rates

   Except as described above, we will not make any adjustment or change in the terms of a non-U.S. dollar note in the event of any change in exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. notes will bear the risk that their investment may be adversely affected by these types of events.

In a Lawsuit for Payment on a Non-U.S. Dollar Note, an Investor May Bear Currency Exchange Risk

   Although Wachovia is a North Carolina corporation, the notes are governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a note denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

   In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar note in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular note is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Information About Exchange Rates May Not Be Indicative of Future Performance

   If we issue a non-U.S. dollar note, we may include in the relevant prospectus supplement a currency supplement that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular note.

                            UNITED STATES TAXATION

   This section describes the material United States federal income tax consequences of owning the notes we are offering. It is the opinion of Sullivan & Cromwell, counsel to Wachovia. It applies to you only if you hold your notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

   . a dealer in securities or currencies,

   . a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

   . a bank,

   . a life insurance company,

   . a tax-exempt organization,

   . a person that owns notes that are a hedge or that are hedged against interest rate or currency risks,

   . a person that owns notes as part of a straddle or conversion transaction for tax purposes, or

   . a person whose functional currency for tax purposes is not the U.S.
     dollar.

This section deals only with notes that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning notes that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement. This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

 Please consult your own tax advisor concerning the consequences of owning these notes in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

United States Holders

   This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a note and you are:

   . a citizen or resident of the United States,

   . a domestic corporation,

   . an estate whose income is subject to United States federal income tax regardless of its source, or

   . a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to "--United States Alien Holders" below.

  Payments of Interest

   Except as described below in the case of interest on a discount note that is not qualified stated interest each as defined below under "-- Original Issue Discount -- General", you will be taxed on any interest on your note, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

   Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

   Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

   If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

   When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your note, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

  Original Issue Discount

   General. If you own a note, other than a short-term note with a term of one year or less, it will be treated as a discount note issued at an original issue discount if the amount by which the note's stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a note's issue price will be the first price at which a substantial amount of notes included in the issue of which the note is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A note's stated redemption price at maturity is the total of all payments provided by the note that are not payments of qualified stated interest. Generally, an interest payment on a note is qualified stated interest if it is one of a series of stated interest payments on a note that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the note. There are special rules for variable rate notes that are discussed under "--Variable Rate Notes".

   In general, your note is not a discount note if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your note will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your note has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the note, unless you make the election described below under "--Election to Treat All Interest as Original

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

Issue Discount". You can determine the includible amount with respect to each such payment by multiplying the total amount of your note's de minimis original issue discount by a fraction equal to:

   . the amount of the principal payment made

divided by:

   . the stated principal amount of the note.

   Generally, if your discount note matures more than one year from its date of issue, you must include original issue discount in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your note. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount note for each day during the taxable year or portion of the taxable year that you hold your discount note. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount note and you may vary the length of each accrual period over the term of your discount note. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount note must occur on either the first or final day of an accrual period.

   You can determine the amount of OID allocable to an accrual period by:

   . multiplying your discount note's adjusted issue price at the beginning of the accrual period by your note's yield to maturity, and then

   . subtracting from this figure the sum of the payments of qualified stated interest on your note allocable to the accrual period.

   You must determine the discount note's yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount note's adjusted issue price at the beginning of any accrual period by:

   . adding your discount note's issue price and any accrued OID for each prior accrual period, and then

   . subtracting any payments previously made on your discount note that were not qualified stated interest payments.

   If an interval between payments of qualified stated interest on your discount note contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

   The amount of OID allocable to the final accrual period is equal to the difference between:

   . the amount payable at the maturity of your note, other than any payment of qualified stated interest, and

   . your note's adjusted issue price as of the beginning of the final accrual period.

   Acquisition Premium. If you purchase your note for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your note after the purchase date but is greater than the

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

amount of your note's adjusted issue price, as determined above under "--General", the excess is acquisition premium. If you do not make the election described below under "--Election to Treat All Interest as Original Issue Discount", then you must reduce the daily portions of OID by a fraction equal to:

   . the excess of your adjusted basis in the note immediately after purchase over the adjusted issue price of the note divided by:

   . the excess of the sum of all amounts payable, other than qualified stated interest, on the note after the purchase date over the note's adjusted issue price.

   Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your note by the amount of pre-issuance accrued interest if:

   . a portion of the initial purchase price of your note is attributable to pre-issuance accrued interest,

   . the first stated interest payment on your note is to be made within one year of your note's issue date, and

   . the payment will equal or exceed the amount of pre-issuance accrued interest.

   If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your note.

   Notes Subject to Contingencies Including Optional Redemption. Your note is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your note by assuming that the payments will be made according to the payment schedule most likely to occur if:

   . the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and

   . one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your note in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

   Notwithstanding the general rules for determining yield and maturity, if your note is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the note under an alternative payment schedule or schedules, then:

   . in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your note and

   . in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your note.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your note for the purposes of those calculations by using any date on which your note may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your note as the principal amount payable at maturity.

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

   If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your note is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your note by treating your note as having been retired and reissued on the date of the change in circumstances for an amount equal to your note's adjusted issue price on that date.

   Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your note using the constant-yield method described above under "--General", with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under "--Notes Purchased at a Premium," or acquisition premium.

   If you make this election for your note, then, when you apply the constant-yield method:

   . the issue price of your note will equal your cost,

   . the issue date of your note will be the date you acquired it, and

   . no payments on your note will be treated as payments of qualified stated interest.

Generally, this election will apply only to the note for which you make it; however, if the note has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount note, you will be treated as having made the election discussed above under "-- Market Discount" to include market discount in income currently over the life of all debt instruments that you currently own or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a note or the deemed elections with respect to amortizable bond premium or market discount notes without the consent of the Internal Revenue Service.

   Variable Rate Notes. Your note will be a variable rate note if:

   . your note's issue price does not exceed the total noncontingent principal payments by more than the lesser of:

     . .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

     . 15 percent of the total noncontingent principal payments; and

   . your note provides for stated interest, compounded or paid at least annually, only at:

     . one or more qualified floating rates,

     . a single fixed rate and one or more qualified floating rates,

     . a single objective rate, or

     . a single fixed rate and a single objective rate that is a qualified inverse floating rate.

   Your note will have a variable rate that is a qualified floating rate if:

   . variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your note is denominated; or

   . the rate is equal to such a rate multiplied by either:

     . a fixed multiple that is greater than 0.65 but not more than 1.35 or

     . a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

   . the value of the rate on any date during the term of your note is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

   If your note provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate.

   Your note will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the note or are not reasonably expected to significantly affect the yield on the note.

   Your note will have a variable rate that is a single objective rate if:

   . the rate is not a qualified floating rate,

   . the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party, and

   . the value of the rate on any date during the term of your note is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

   Your note will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of your note's term.

   An objective rate as described above is a qualified inverse floating rate if:

   . the rate is equal to a fixed rate minus a qualified floating rate and

   . the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

   Your note will also have a single qualified floating rate or an objective rate if interest on your note is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

   . the fixed rate and the qualified floating rate or objective rate have values on the issue date of the note that do not differ by more than 0.25 percentage points or

   . the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

   Commercial paper rate notes, prime rate notes, LIBOR notes, EURIBOR rate notes, treasury rate notes, CMT rate notes, CD rate notes, and federal funds rate notes generally will be treated as variable rate notes under these rules.

   In general, if your variable rate note provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your note is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your note.

   If your variable rate note does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your note by:

   . determining a fixed rate substitute for each variable rate provided under your variable rate note,

   . constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,

   . determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and

   . adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate note, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your note.

   If your variable rate note provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate note will be treated, for purposes of the first three steps of the determination, as if your note had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate note as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

   Short-Term Notes. In general, if you are an individual or other cash basis United States holder of a short-term note, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term notes on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term note will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term notes, you will be required to defer deductions for interest on borrowings allocable to your short-term notes in an amount not exceeding the deferred income until the deferred income is realized.

   When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term note, including stated interest, in your short-term note's stated redemption price at maturity.

   Foreign Currency Discount Notes. If your discount note is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount note in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under "-- United States Holders -- Payments of Interest". You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your note.

  Notes Purchased at a Premium

   If you purchase your note for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your note by the amount of amortizable bond premium allocable to that year, based on your note's yield to maturity. If your note is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your note is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also "-- Original Issue Discount -- Election to Treat All Interest as Original Issue Discount".

  Notes Purchased with Market Discount

   You will be treated as if you purchased your note, other than a short-term note, at a market discount, and your note will be a market discount note if in the case of an initial purchaser, you purchase your note for less than its issue price as determined above under " -- Original Issue Discount -- General" and the difference between the note's stated redemption price at maturity or, in the case of a discount note, the note's revised issue price, and the price you paid for your note is equal to or greater than 1/4 of 1 percent of your note's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the note's maturity. To determine the revised issue price of your note for these purposes, you generally add any OID that has accrued on your note to its issue price.

   If your note's stated redemption price at maturity or, in the case of a discount note, its revised issue price, exceeds the price you paid for the note by less than 1/4 of 1 percent multiplied by the number of complete years to the note's maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

   You must treat any gain you recognize on the maturity or disposition of your market discount note as ordinary income to the extent of the accrued market discount on your note. Alternatively, you may elect to include market discount in income currently over the life of your note. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount note and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your note in an amount not exceeding the accrued market discount on your note until the maturity or disposition of your note.

   You will accrue market discount on your market discount note on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the note with respect to which it is made and you may not revoke it.

  Purchase, Sale and Retirement of the Notes

   Your tax basis in your note will generally be the U.S. dollar cost, as defined below, of your note, adjusted by:

   . adding any OID or market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your note, and then

   . subtracting any payments on your note that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your note.

If you purchase your note with foreign currency, the U.S. dollar cost of your note will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your note is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your note will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

   You will generally recognize gain or loss on the sale or retirement of your note equal to the difference between the amount you realize on the sale or retirement and your tax basis in your note. If your note is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on:

   . the date payment is received, if you are a cash basis taxpayer and the notes are not traded on an established securities market, as defined in the applicable Treasury regulations,

   . the date of disposition, if you are an accrual basis taxpayer, or

   . the settlement date for the sale, if you are a cash basis taxpayer, or an accrual basis taxpayer that so elects, and the notes are traded on an established securities market, as defined in the applicable Treasury regulations.

   You will recognize capital gain or loss when you sell or retire your note, except to the extent:

   . described above under "-- Original Issue Discount -- Short-Term Notes" or
     "-- Market Discount",

   . attributable to accrued but unpaid interest,

   . the rules governing contingent payment obligations apply, or

   . attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at a maximum rate of 20% where the property is held more than one year, and 18% where the property is held for more than five years.

   You must treat any portion of the gain or loss that you recognize on the sale or retirement of a note as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

  Exchange of Amounts in Other Than U.S. Dollars

   If you receive foreign currency as interest on your note or on the sale or retirement of your note, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase notes or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

  Indexed Notes, Exchangeable Notes, and Contingent Payment Notes

   The applicable prospectus supplement will discuss any special United States federal income tax rules with respect to notes the payments on which are determined by reference to any index, notes that are exchangeable at our option or the option of the holder into securities of an issuer other than Wachovia or into other property, and other notes that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate notes.

United States Alien Holders

   This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a note and are, for United States federal income tax purposes:

   . a nonresident alien individual,

   . a foreign corporation,

   . a foreign partnership, or

   . an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.

If you are a United States holder, this subsection does not apply to you.

   This discussion assumes that the note is not subject to the rules of Section 871(h)(4)(A) of the Internal Revenue Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

   Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a note:

   . we and other U.S. payors generally will not be required to deduct United
     States withholding tax from payments of principal, premium, if any, and interest, including OID, to you if, in the case of payments of interest:

     1.you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote,

     2.you are not a controlled foreign corporation that is related to the Company through stock ownership, and

     3.the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

       a.you have furnished to the U.S. payor an Internal Revenue Service Form
         W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

       b.in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as a non-United States person,

       c.the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

         i. a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

         ii. a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

         iii. a U.S. branch of a non-United States bank or of a non-United States insurance company,

         and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

       d.the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business,

        i.certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

       ii.to which is attached a copy of the Internal Revenue Service Form
          W-8BEN or acceptable substitute form, or

       e.the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations; and

   . no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your note.

Further, a note held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for United States federal estate tax purposes if:

   . the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote at the time of death and

   . the income on the note would not have been effectively connected with a United States trade or business of the decedent at the same time.

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

Backup Withholding And Information Reporting

   In general, if you are a noncorporate United States holder, we and other payors are required to report to the Internal Revenue Service all payments of principal, any premium and interest on your note, and the accrual of OID on a discount note. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your note before maturity within the United States. Additionally, backup withholding will apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

   In general, if you are a United States alien holder, payments of principal, premium or interest, including OID, made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under "--United States Alien Holders" are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your notes on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of notes effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

   . the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

     . an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person, or

     . other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, or

   . you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

   In general, payment of the proceeds from the sale of notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

   . the proceeds are transferred to an account maintained by you in the United
     States,

   . the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

   . the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption.

   In addition, payment of the proceeds from the sale of notes effected at a foreign office of a broker will be subject to information reporting if the broker is:

   . a United States person,

   . a controlled foreign corporation for United States tax purposes,

   . a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

   . a foreign partnership, if at any time during its tax year:

     . one or more of its partners are "U.S. persons", as defined in U.S.
       Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

     . such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

                    EMPLOYEE RETIREMENT INCOME SECURITY ACT

   A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

   Section 406 of ERISA and Section 4975 of the Code prohibit an employee benefit plan, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code, from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. A violation of these "prohibited transaction" rules may result in excise tax or other liabilities under ERISA and Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Therefore, a fiduciary of an employee benefit plan should also consider whether an investment in the notes might constitute or give rise to a prohibited transaction under ERISA and the Internal Revenue Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA) generally are not subject to the requirements of ERISA or Section 4975 of the Code.

   Wachovia Corporation and certain of its affiliates may each be considered a party in interest or disqualified person with respect to many employee benefit plans. This could be the case, for example, if one of these companies is a service provider to a plan. Special caution should be exercised, therefore, before notes are purchased by an employee benefit plan. In particular, the fiduciary of the plan should consider whether exemptive relief is available under an applicable administrative exemption. The Department of Labor has issued five prohibited transaction class exemptions that could apply to exempt the purchase, sale and holding of notes from the prohibited transaction provisions of ERISA and the Code. Those class exemptions are Prohibited Transaction Exemption 96-23 (for transactions determined by in-house asset managers), Prohibited Transaction Exemption 95-60 (for certain transactions involving insurance company general accounts), Prohibited Transaction Exemption 91-38 (for certain transactions involving bank investment funds), Prohibited Transaction Exemption 90-1 (for certain transactions involving insurance company separate accounts), and Prohibited Transaction Exemption 84-14 (for certain transactions determined by independent qualified asset managers).

   Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering the purchase of notes on behalf of or with "plan assets" of any employee benefit plan consult with their counsel regarding the consequences under ERISA and the Code of the acquisition of debt securities and the availability of exemptive relief under Prohibited Transaction Exemption 96-23, 95-60, 91-38, 90-1 or 84-14.

   Each purchaser or holder of notes shall be deemed to have represented by its purchase and holding thereof that either (a) it is not and will not be an employee benefit plan subject to ERISA (or a governmental plan) and is not purchasing such notes on behalf of or with "plan assets" of any such plan (or assets of any governmental plan) or (b) its purchase and holding of the notes is eligible for exemptive relief under Prohibited Transaction Exemption 96-23, 95-60, 91-38, 90-1 or 84-14 or otherwise will not result in a prohibited transaction under ERISA or the Code (or with respect to any governmental, plan, any similar applicable law or regulation).

                             PLAN OF DISTRIBUTION

   Unless otherwise indicated in any prospectus supplement, the U.S. distribution agents shall be First Union Securities, Inc., an indirect,
wholly-owned subsidiary of Wachovia,                and the European
distribution agents shall be       . Wachovia conducts its investment banking,
institutional and capital markets businesses through its various bank, broker-dealer and nonbank subsidiaries (including First Union Securities, Inc.) under the trade name "Wachovia Securities". Any reference to "Wachovia Securities" is not intended to be a reference to Wachovia Securities, Inc., member NASD/SIPC, a separate broker-dealer subsidiary of Wachovia and sister affiliate of First Union Securities, Inc., which is not participating in this
offering. Under the terms of a Distribution Agreement, dated     , 2001, among
Wachovia and these agents, Wachovia may sell notes to an agent, acting as principal, for resale to one or more investors or other purchasers at varying prices related to prevailing market prices at the time of resale, as determined by any of these agents or, if so agreed, at a fixed offering price. A form of Distribution Agreement has been filed as an exhibit to the registration statement for this prospectus. Unless otherwise indicated in the relevant prospectus supplement, any note sold to an agent as principal will be purchased by that agent at a price equal to 100% of the principal amount of that note, less a percentage not exceeding the maximum commission applicable to any agency sale of a note of identical maturity, and, subject to the restriction noted in the following sentence, may be resold by that Agent to investors and other purchasers. An agent may offer the notes it has purchased as principal to other dealers at a discount and, unless otherwise indicated in any prospectus supplement, and the discount allowed to any dealer will not exceed the discount to be received by that agent from Wachovia. After the initial public offering of notes to be resold to investors and other purchasers, the public offering price (in the case of notes to be resold on a fixed public offering price basis), the concession and the discount may be changed.

   Wachovia may also offer the notes on a continuing basis through the agents, which have agreed to use their reasonable efforts to solicit offers to purchase the notes, on an agency basis. When Wachovia has sold notes through an agent on an agency basis, it will pay that agent a commission (or grant a discount) as agreed by Wachovia and that agent in an amount from 0.125% to 1.0% of the principal amount of each note sold through that agent. Any agent will have the right, in its discretion reasonably exercised, without notice to Wachovia, to reject any offer to purchase notes received by it in whole or in part.

   Unless otherwise mentioned in the relevant prospectus supplement, the obligations of any agents to purchase the notes will be subject to certain conditions precedent, and each of the agents with respect to a sale of notes will be obligated to purchase all of its notes if any are purchased.

   Wachovia has reserved the right to sell notes directly to investors on its own behalf in those jurisdictions where it is authorized to do so. No selling commission will be payable nor will a selling discount be allowed on any sales made directly by Wachovia.

   Wachovia has reserved the right to withdraw, cancel or modify the offer made by this prospectus without notice and may reject orders in whole or in part whether placed directly with Wachovia or with an agent. No termination date has been established for the offering of the notes.

   The notes are a new issue of securities with no established trading market. Wachovia has been advised by the agents that they intend to make a market in the notes but are not obligated to do so and may discontinue market-making at any time without notice. The agents may from time to time purchase and sell notes in the secondary market, but no agent is obligated to do so. We can give no assurance that the notes offered by this prospectus will be sold or that there will be a secondary market for the notes (or liquidity in such secondary market, if one develops).

   We have applied to list on the Luxembourg Stock Exchange any notes to be issued under this program during the twelve-month period after the date of this prospectus. We may also list any notes on any additional securities exchanges on which we and the agents agree in relation to each issuance. We may also issue unlisted notes.

   Unless otherwise indicated in any prospectus supplement, payment of the purchase price of notes, other than notes denominated in a non-U.S. dollar currency, will be required to be made in funds immediately available in The City of New York. The notes will be in the Same Day Funds Settlement System at DTC and, to the extent the secondary market trading in the notes is effected through the facilities of such depositary, such trades will be settled in immediately available funds. See "Global Notes" above.

   In facilitating the sale of notes, agents may receive compensation from Wachovia or from purchasers of notes for whom they may act as agents in the form of discounts, concessions or commissions. Agents may sell notes to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the agents and/or commissions from the purchasers for whom they may act as agents. Agents and dealers that participate in the distribution of notes may be considered "underwriters", and any discounts or commissions received by them from Wachovia and any profit on the resale of notes by them may be considered underwriting discounts and commissions under the Securities Act. Any such agent will be identified, and any such compensation received from Wachovia will be described, in the prospectus supplement relating to those notes. Wachovia has agreed to indemnify the agents against and contribute toward certain liabilities, including liabilities under the Securities Act. Wachovia has also agreed to reimburse the agents for certain expenses.

   If Wachovia offers and sells notes directly to a purchaser or purchasers in respect of which this prospectus is delivered, purchasers involved in the reoffer or resale of such notes, if these purchasers may be considered underwriters as that term is defined in the Securities Act, will be named and the terms of their reoffers or resales will be mentioned in the relevant prospectus supplement. These purchasers may then reoffer and resell such notes to the public or otherwise at varying prices to be determined by such purchasers at the time of resale or as otherwise described in the relevant prospectus supplement. Purchasers of notes directly from Wachovia may be entitled under agreements that they may enter into with Wachovia to indemnification by Wachovia against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for Wachovia in the ordinary course of their business or otherwise.

   The agents may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit reclaiming a selling concession from a syndicate member when the notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may stabilize, maintain or otherwise affect the market price of the notes, which may be higher than it would otherwise be in the absence of such transactions. The agents are not required to engage in these activities, and may end any of these activities at any time.

   The participation of First Union Securities, Inc. in the offer and sale of the notes must comply with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc. regarding underwriting securities of an "affiliate". No NASD member participating in offers and sales will execute a transaction in the notes in a discretionary account without the prior specific written approval of such member's customer.

   From time to time the agents engage in transactions with Wachovia in the ordinary course of business. The agents have performed investment banking services for Wachovia in the last two years and have received fees for these services. The agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the senior trustee and the subordinated trustee, in the ordinary course of business.

   In addition to offering notes through the agents as discussed above, other medium-term notes that have terms substantially similar to the terms of the notes offered by this prospectus (but constituting one or more separate series of notes for purposes of the indentures) may in the future be offered, concurrently with the offering of the notes, on a continuing basis by Wachovia pursuant to the Distribution Agreement and directly to investors. Any of these notes sold pursuant to the Distribution Agreement or sold by Wachovia directly to investors will reduce the aggregate amount of notes which may be offered by this prospectus.

Selling Restrictions Outside the United States

   Wachovia has taken no action that would permit a public offering of the notes or possession or distribution of this prospectus or any other offering material in any jurisdiction outside the United States where action for that purpose is required other than as described below. Accordingly, each agent has represented, warranted and agreed, and each other agent will be required to represent, warrant and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells notes or possesses or distributes this prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and Wachovia shall have no responsibility in relation to this.

   With regard to each note, the relevant purchaser will be required to comply with those restrictions that Wachovia and the relevant purchaser shall agree and as shall be set out in the relevant prospectus supplement.

  United Kingdom

   Each distribution agent has agreed, and each other distribution agent will be required to agree, that:

   . with respect to notes which have a maturity of one year or more and which are to be admitted to the Official List of the UK Listing Authority, it has not offered or sold and will not offer or sell any such notes to persons in the United Kingdom prior to admission of such notes to listing in accordance with Part IV of the Financial Services Act 1986 (the "Act"), or (after the repeal of that Part) Part VI of the Financial Services and Markets Act 2000 (the "FSMA"), except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the Act or (after the repeal of Part IV of the Act) the FSMA;

   . with respect to notes which have a maturity of one year or more and which are not to be admitted to the Official List of the UK Listing Authority, it has not offered or sold and will not offer or sell any such notes to persons in the United Kingdom prior to the expiry of a period of six months from the issue date of such notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

   . it has complied and will comply with all applicable provisions of the Act
     (and, after they come into force, all applicable provisions of the FSMA) with respect to anything done by it in relation to such notes in, from or otherwise involving the United Kingdom; and

   . it has only issued or passed on and will only issue or pass on in the United Kingdom, before the repeal of Section 57 of the Act, any document received by it in connection with the issue of such notes, other than any document which consists of or any part of listing particulars, supplementary listing particulars or any other document required or permitted to be published by listing rules under Part IV of the Act, to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, or is a person to whom such document may otherwise lawfully be issued or passed on. After the repeal of Section 57 of the Act it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of such notes in circumstances in which Section 21(1) of the FSMA does not apply to Wachovia.

  Japan

   The notes have not been, and will not be, registered under the Securities and Exchange Law of Japan. Accordingly, each distribution agent has represented and agreed, and each other distribution agent or dealer will be required to represent and agree, that, in connection with the notes, it has not, directly or indirectly, offered, sold or delivered and will not, directly or indirectly, offer, sell or deliver any notes in Japan or to residents of Japan or for the benefit of any Japanese person (which term as used herein means any person resident in Japan including any corporation or other entity organized under the laws of Japan) or to others for re-offering, resale or delivery, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan or to any Japanese person except in compliance with any applicable laws and regulations of Japan taken as a whole. Each distribution agent agrees to provide any necessary information on notes denominated or payable in Yen to Wachovia (which shall not include the names of clients) so that Wachovia may make any required reports to the Ministry of Finance through its designated agent.

   In connection with an issuance of notes denominated or payable in Yen, Wachovia will be required to comply with all applicable laws, regulations and guidelines, as amended from time to time, of the Japanese government and regulatory authorities.

  Germany

   No selling prospectus (Verkausprospekt) within the meaning of the German Securities Prospectus Act (Wertpapier-Verkaufsprospektgesetz) of December 13, 1990 (as amended) has been and will be registered or published within the Federal Republic of Germany. The notes have not been offered or sold and will not be offered or sold in the Federal Republic of Germany otherwise than in accordance with the provisions of the Securities Prospectus Act.

  France

   This prospectus has not been submitted to the French Commission des operations de bourse for approval and the notes have not and will not be offered or sold, directly or indirectly, to to the public in France. Accordingly, each distribution agent has agreed that it will only offer notes in France to qualified investors, as defined under Article 6 of French Ordinance No. 67-833 dated September 28, 1967 (as amended); provided, in this case, that it shall have obtained a certificate from the investor providing an acknowledgement that: (i) the offering is a private placement in France and no prospectus has been submitted to the Commission des operations de bourse, (ii) the investor is an "investisseur qualifie" within the meaning of Article 6 of French Ordinance No. 67-833 dated September 28, 1967 (as amended), (iii) the investor is investing for his own account, and (iv) the investor will not resell the notes in violation of French securities laws and regulations.


  Switzerland

   Each agent has agreed, and each other agent will be required to agree, that the issue of any notes denominated in Swiss francs or carrying a Swiss franc-related element will be effected in compliance with the relevant regulations of the Swiss National Bank, which currently require that such issues have a maturity of more than one year, to be effected through a bank domiciled in Switzerland that is regulated under the Swiss Federal Law on Banks and Savings Banks of 1934 (as amended) (which includes a branch or subsidiary located in Switzerland of a foreign bank) or through a securities dealer which has been licensed as a securities dealer under the Swiss Federal Law on Stock Exchanges and Securities Trading of 1995 (except for issues of notes denominated in Swiss francs on a syndicated basis, where only the lead manager need be a bank domiciled in Switzerland). The relevant agent must report certain details of the relevant transaction to the Swiss National Bank no later than the time of delivery of the notes.

  The Netherlands

   Each agent has agreed, and each other agent will be required to agree, that it has not and will not offer, sell, transfer or deliver in or from The Netherlands any of the notes other than to banks, pension funds, insurance companies, securities firms, investment institutions, central governments, large international and supranational institutions and other similar entities, including treasury departments and finance companies of large enterprises, which trade or invest in securities in the conduct of a profession or trade.

                             VALIDITY OF THE NOTES

   The validity of the notes will be passed upon for Wachovia by Ross E. Jeffries, Jr., Esq., Senior Vice President and Assistant General Counsel of Wachovia, and for the agents by Sullivan & Cromwell, 125 Broad Street, New York, New York. Sullivan & Cromwell will rely upon the opinion of Mr. Jeffries as to matters of North Carolina law, and Mr. Jeffries will rely upon the opinion of Sullivan & Cromwell as to matters of New York law. The opinions of Mr. Jeffries and Sullivan & Cromwell will be conditioned upon, and subject to certain assumptions regarding, future action to be taken by Wachovia and the trustees in connection with the issuance and sale of any particular note, the specific terms of notes and other matters which may affect the validity of notes but which cannot be ascertained on the date of such opinions. Mr. Jeffries owns shares of Wachovia's common stock and holds options to purchase additional shares of Wachovia's common stock. Sullivan & Cromwell regularly performs legal services for Wachovia. Certain members of Sullivan & Cromwell performing these legal services own shares of Wachovia's common stock.

                                    EXPERTS

   The consolidated balance sheets of Wachovia Corporation (formerly named First Union Corporation) as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, included in Wachovia's 2000 Annual Report to Stockholders which is included in Wachovia's Annual Report on Form 10-K for the year ended December 31, 2000, and incorporated by reference in this prospectus, have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

   The restated audited financial statements of Wachovia Corporation at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, included in Wachovia Corporation's (formerly named First Union Corporation) Current Report on Form 8-K dated August 30, 2001 and incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of Ernst & Young LLP, independent auditors. The restated audited financial statements referred to above are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

                              GENERAL INFORMATION

Listing and Documents Available

   We have applied to list on the Luxembourg Stock Exchange any notes to be issued under this program during the twelve-month period after the date of this prospectus. The Luxembourg Stock Exchange has allocated to the program the
number     for listing purposes. The Amended and Restated Articles of
Incorporation and the By-Laws of Wachovia and a legal notice relating to the issuance of the notes well be deposited prior to listing with the Registrar of the District Court in Luxembourg (Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg), where such documents may be examined and copies obtained upon request. Copies of the above documents together with this prospectus, any prospectus supplements, the Distribution Agreement, the indentures and Wachovia's Annual Report on Form 10-K for the year ended December 31, 2000 as well as all other documents incorporated by reference herein including future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, so long as the notes are listed on the Luxembourg Stock Exchange, will be made available for inspection, and may be
obtained free of charge, at the main office of       .        will act as a
contact between the Luxembourg Stock Exchange and Wachovia or the holders of the notes.

   However, notes may be issued under the program which will not be listed on the Luxembourg Stock Exchange or which will be listed on any other securities exchange as Wachovia and the relevant agent(s) may agree.

Authorization

   The program has been established and the notes will be issued pursuant to authority granted by the Board of Directors of Wachovia on October 26, 2001 as such authority may be supplemented from time to time.

Material Change

   As of the date of this prospectus, other than as disclosed or contemplated herein or in the documents incorporated by reference, to the best of Wachovia's knowledge and belief, there has been no material adverse change in the financial position of Wachovia on a consolidated basis since December 31, 2000. See "Where You Can Find More Information" above.

Litigation

   As of the date of this prospectus, other than as disclosed or contemplated herein or in the documents incorporated by reference, to the best of Wachovia's knowledge and belief, Wachovia is not a party to any legal or arbitration proceedings (including any that are pending or threatened) which may have, or have had, since December 31, 2000, a significant effect on Wachovia's consolidated financial position or that are material in the context of the program or the issue of the notes which could jeopardize Wachovia's ability to discharge its obligation under the program or of the notes issued under the program.

Clearance Systems

   The notes have been accepted for clearance through the DTC, Euroclear and Clearstream systems. The appropriate CUSIP, Common Code and ISIN for each tranche of notes to be held through any of these systems will be contained in the relevant prospectus supplement.

                                    ISSUER

                             Wachovia Corporation
                            One First Union Center
                     Charlotte, North Carolina 28288-0013
                           United States of America


    UNITED STATES REGISTRAR AND        LONDON PAYING AGENT
       DOMESTIC PAYING AGENT         AND LONDON ISSUING AGENT

     First Union National Bank            Citibank, N.A.
       One First Union Center             P.O. Box 18055
Charlotte, North Carolina 28288-0600   5 Carmelite Street,
      United States of America           London EC4Y OPA

                           LUXEMBOURG PAYING AGENT,
                                 LISTING AGENT
                              AND TRANSFER AGENT

                    Banque Internationale a Luxembourg S.A.
                               69, route d'Esch
                               L-2953 Luxembourg

                                LEGAL ADVISORS


           To the Issuer              To the Distribution Agents

      As to United States Law:       As to the United States Law:

    Ross E. Jeffries, Jr., Esq.          Sullivan & Cromwell
     Senior Vice President and             125 Broad Street
     Assistant General Counsel         New York, New York 10004
        Wachovia Corporation           United States of America
       One First Union Center
Charlotte, North Carolina 28288-0630
      United States of America

                     --------------------------------------
No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this prospectus or any prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Wachovia or the agents. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in the relevant prospectus supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this prospectus and any prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                               -----------------

                               TABLE OF CONTENTS

                                                          Page
                                                          ----
                 About This Prospectus...................   1
                 Where You Can Find More Information.....   2
                 Forward-Looking Statements..............   3
                 Wachovia Corporation....................   3
                 Use of Proceeds.........................   4
                 Consolidated Earnings Ratios............   4
                 Regulatory Considerations...............   5
                 Description of the Notes We May Offer...   6
                 Global Notes............................  31
                 Considerations Relating to Indexed Notes  35
                 Considerations Relating to Notes
                  Denominated or Payable in or Linked
                   to a Non-U.S. Dollar Currency.........  38
                 United States Taxation..................  40
                 Employee Retirement Income Security Act.  51
                 Plan of Distribution....................  52
                 Validity of the Notes...................  56
                 Experts.................................  56
                 General Information.....................  56


                     --------------------------------------

                                $4,000,000,000

                             Wachovia Corporation
                                (Formerly named
                           First Union Corporation)

                                 Senior Global
                          Medium-Term Notes, Series E

                                      and

                              Subordinated Global
                          Medium-Term Notes, Series F

                               -----------------






                                   .  , 2001
                              WACHOVIA SECURITIES

                     --------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   The estimated expenses in connection with this offering, other than underwriting discounts and commissions, are as follows:

Registration Statement filing fee $1,000,000
Trustees' fees and expenses......    100,000
Legal fees and expenses..........    125,000
Blue Sky fees and expenses.......      4,000
Accounting fees and expenses.....     15,000
Listing fees and expenses........     75,000
Rating agency fees...............    250,000
Printing costs...................    125,000
Miscellaneous....................     40,000
                                  ----------
   Total......................... $1,734,000
                                  ==========

Item 15. Indemnification of Directors and Officers.

   Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporations Act (the "NCBC Act") contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer against reasonable expenses who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation or liable on the basis of receiving a personal benefit, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

   Wachovia's bylaws provide for the indemnification of Wachovia's directors and executive officers by Wachovia against liabilities arising out of his status as such, excluding any liability relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of Wachovia. Wachovia's articles of incorporation provide for the elimination of the personal liability of each director of Wachovia, to the fullest extent permitted by the provisions of the NCBC Act, as the same may from time to time be in effect.

   Wachovia maintains directors and officers liability insurance. In general, the policy insures (i) Wachovia's directors and officers against loss by reason of any of their wrongful acts, and/or (ii) Wachovia against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

   Under agreements which may be entered into by Wachovia, certain controlling persons, directors and officers of Wachovia may be entitled to indemnification by underwriters and agents who participate in the distribution of securities covered by the registration statement against certain liabilities, including liabilities under the Securities Act of 1933.

Item 16. Exhibits

Exhibit No.                                             Exhibit
-----------                                             -------
  (1)(a)    Form of Distribution Agreement.*
  (4)(a)    Senior Indenture. (Incorporated by reference to Exhibit (4) to Wachovia's Registration Statement
            No. 2-98213.)
  (4)(b)    Supplemental Indenture, dated as of May 17, 1986, between Wachovia and Chemical Bank, as
            Trustee. (Incorporated by reference to Exhibit (4)(a)(ii) to Amendment No. 1 to Wachovia's
            Registration Statement No. 33-30122.)
  (4)(c)    Supplemental Indenture, dated as of July 1, 1988, between Wachovia and Chemical Bank, as
            Trustee. (Incorporated by reference to Exhibit (4)(a)(iii) to Amendment No. 1 to Wachovia's
            Registration Statement No. 33-30122.)
  (4)(d)    Supplemental Indenture, dated as of August 1, 1990, between Wachovia and Chemical Bank, as
            Trustee. (Incorporated by reference to Exhibit (4)(a)(iv) to Wachovia's Registration Statement
            No. 33-40456.)
  (4)(e)    Subordinated Indenture. (Incorporated by reference to Exhibit (4)(a) to Amendment No. 1 to
            Wachovia's Registration Statement No. 33-1852.)
  (4)(f)    Supplemental Indenture, dated as of August 1, 1990, between Wachovia and The Bank of New
            York, as Trustee. (Incorporated by reference to Exhibit (4)(b)(ii) to Wachovia's Registration
            Statement No. 33-40456.)
  (4)(g)    Supplemental Indenture, dated as of November 15, 1992, between Wachovia and The Bank of
            New York, as Trustee. (Incorporated by reference to Exhibit (4) to Wachovia's Current Report on
            Form 8-K dated November 17, 1992.)
  (4)(h)    Form of Instrument of Resignation, Appointment and Acceptance, dated as of February 7, 1996, among Wachovia, Harris Trust and Savings Bank and The Bank of New York (formerly Irving
            Trust Company). (Incorporated by reference to Exhibit (4)(a) to Wachovia's Current Report on
            Form 8-K dated February 7, 1996.)
  (4)(i)    Supplemental Indenture, dated as of February 7, 1996, between Wachovia and Harris Trust and
            Savings Bank, as Trustee. (Incorporated by reference to Exhibit (4)(b) to Wachovia's Current
            Report on Form 8-K dated February 7, 1996.)
  (4)(j)    Form of Instrument of Resignation, Appointment and Acceptance, dated as of July 7, 2000, among
            Wachovia, The Bank of New York, as successor to Harris Trust and Savings Bank and Bank One
            Trust Company, N.A. (Incorporated by reference to Exhibit (4)(a) to Wachovia's Current Report on Form 8-K dated July 7, 2000.)
  (4)(k)    Supplemental Indenture, dated as of July 7, 2000, between Wachovia and Bank One Trust
            Company, N.A., as Trustee. (Incorporated by reference to Exhibit (4)(b) to Wachovia's Current
            Report on Form 8-K dated July 7, 2000.)
  (4)(l)    Form of senior debt securities (included in Exhibit 4(a)).
  (4)(m)    Form of subordinated debt securities (included in Exhibit 4(e)).
  (5)       Opinion of Ross E. Jeffries, Jr., Esq. as to the validity of the securities.
  (8)       Opinion of Sullivan & Cromwell re tax matters.
  (12)      Computations of Consolidated Ratios of Earnings to Fixed Charges. (Incorporated by reference to
            Exhibit (12) to Wachovia's 2001 Second Quarter Report on Form 10-Q.)
  (23)(a)   Consent of Ross E. Jeffries Jr., Esq. (Included in Exhibit (5).)
  (23)(b)   Consent of KPMG LLP.
  (23)(c)   Consent of Ernst & Young LLP.
  (23)(d)   Consent of Sullivan & Cromwell (Included in Exhibit (8)).
  (24)      Power of Attorney. (Incorporated by reference to Exhibit (24) to Wachovia's Registration
            Statement No. 333-72266.)
  (25)(a)   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Chase Manhattan
            Bank (formerly Chemical Bank). (Incorporated by reference to Exhibit (25)(a) to Wachovia's
            Registration Statement No. 333-72266.)
  (25)(b)   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Bank One Trust
            Company, N.A. (Incorporated by reference to Exhibit (25)(b) to Wachovia's Registration
            Statement No. 333-72266.)

--------
*  To be filed by amendment.

Item 17. Undertakings.

   (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Wachovia pursuant to the foregoing provisions or otherwise (other than insurance), Wachovia has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than insurance or the payment by Wachovia of expenses incurred or paid by a director, officer or controlling person of Wachovia, in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Wachovia will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Wachovia Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, as of the 29th day of October, 2001.

                                          WACHOVIA CORPORATION

                                          By:/s/  MARK C. TREANOR
                                          _____________________________________
                                             Name: Mark C. Treanor
                                             Title:  Executive Vice President,
                                             Secretary and
                                                  General Counsel

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                                 Capacity
         ---------                                 --------

    /s/ L.M. BAKER, JR.*     Chairman and Director
----------------------------
      L.M. Baker, Jr.

  /s/ G. KENNEDY THOMPSON*   President and Chief Executive Officer and Director
----------------------------
    G. Kennedy Thompson

    /s/ ROBERT P. KELLY*     Executive Vice President and Chief Financial Officer
----------------------------
      Robert P. Kelly

    /s/ DAVID M. JULIAN*     Senior Vice President and Corporate Controller
----------------------------   (Principal Accounting Officer)
      David M. Julian

   /s/ F. DUANE ACKERMAN*    Director
----------------------------
     F. Duane Ackerman

   /s/ JAMES S. BALLOUN*     Director
----------------------------
      James S. Balloun

    /s/ ROBERT J. BROWN*     Director
----------------------------
      Robert J. Brown

   /s/ PETER C. BROWNING*    Director
----------------------------
     Peter C. Browning

 /s/ JOHN T. CASTEEN, III*   Director
----------------------------
    John T. Casteen, III

/s/ WILLIAM H. GOODWIN, JR.* Director
----------------------------
  William H. Goodwin, Jr.

        Signature              Capacity
        ---------              --------

  /s/ ROBERT A. INGRAM*        Director
--------------------------
     Robert A. Ingram

  /s/ RADFORD D. LOVETT*       Director
--------------------------
    Radford D. Lovett

 /s/ MACKEY J. MCDONALD*       Director
--------------------------
    Mackey J. McDonald

   /s/ JOSEPH NEUBAUER*        Director
--------------------------
     Joseph Neubauer

/s/ LLOYD U. NOLAND, III*      Director
--------------------------
   Lloyd U. Noland, III

    /s/ RUTH G. SHAW*          Director
--------------------------
       Ruth G. Shaw

   /s/ LANTY L. SMITH*         Director
--------------------------
      Lanty L. Smith

/s/ JOHN C. WHITAKER, JR.*     Director
--------------------------
  John C. Whitaker, Jr.

  /s/ DONA DAVIS YOUNG*        Director
--------------------------
     Dona Davis Young

   /s/ MARK C. TREANOR
*By:
--------------------------
     Mark C. Treanor,
     Attorney-in-Fact

  Dated: October 29, 2001

                                 EXHIBIT INDEX

Exhibit No.                                             Exhibit
-----------                                             -------
  (1)(a)    Form of Distribution Agreement.*
  (4)(a)    Senior Indenture. (Incorporated by reference to Exhibit (4) to Wachovia's Registration Statement
            No. 2-98213.)
  (4)(b)    Supplemental Indenture, dated as of May 17, 1986, between Wachovia and Chemical Bank, as
            Trustee. (Incorporated by reference to Exhibit (4)(a)(ii) to Amendment No. 1 to Wachovia's
            Registration Statement No. 33-30122.)
  (4)(c)    Supplemental Indenture, dated as of July 1, 1988, between Wachovia and Chemical Bank, as
            Trustee. (Incorporated by reference to Exhibit (4)(a)(iii) to Amendment No. 1 to Wachovia's
            Registration Statement No. 33-30122.)
  (4)(d)    Supplemental Indenture, dated as of August 1, 1990, between Wachovia and Chemical Bank, as
            Trustee. (Incorporated by reference to Exhibit (4)(a)(iv) to Wachovia's Registration Statement
            No. 33-40456.)
  (4)(e)    Subordinated Indenture. (Incorporated by reference to Exhibit (4)(a) to Amendment No. 1 to
            Wachovia's Registration Statement No. 33-1852.)
  (4)(f)    Supplemental Indenture, dated as of August 1, 1990, between Wachovia and The Bank of New
            York, as Trustee. (Incorporated by reference to Exhibit (4)(b)(ii) to Wachovia's Registration
            Statement No. 33-40456.)
  (4)(g)    Supplemental Indenture, dated as of November 15, 1992, between Wachovia and The Bank of
            New York, as Trustee. (Incorporated by reference to Exhibit (4) to Wachovia's Current Report on
            Form 8-K dated November 17, 1992.)
  (4)(h)    Form of Instrument of Resignation, Appointment and Acceptance, dated as of February 7, 1996, among Wachovia, Harris Trust and Savings Bank and The Bank of New York (formerly Irving
            Trust Company). (Incorporated by reference to Exhibit (4)(a) to Wachovia's Current Report on
            Form 8-K dated February 7, 1996.)
  (4)(i)    Supplemental Indenture, dated as of February 7, 1996, between Wachovia and Harris Trust and
            Savings Bank, as Trustee. (Incorporated by reference to Exhibit (4)(b) to Wachovia's Current
            Report on Form 8-K dated February 7, 1996.)
  (4)(j)    Form of Instrument of Resignation, Appointment and Acceptance, dated as of July 7, 2000, among
            Wachovia, The Bank of New York, as successor to Harris Trust and Savings Bank and Bank One
            Trust Company, N.A. (Incorporated by reference to Exhibit (4)(a) to Wachovia's Current Report on Form 8-K dated July 7, 2000.)
  (4)(k)    Supplemental Indenture, dated as of July 7, 2000, between Wachovia and Bank One Trust
            Company, N.A., as Trustee. (Incorporated by reference to Exhibit (4)(b) to Wachovia's Current
            Report on Form 8-K dated July 7, 2000.)
  (4)(l)    Form of senior debt securities (included in Exhibit 4(a)).
  (4)(m)    Form of subordinated debt securities (included in Exhibit 4(e)).
  (5)       Opinion of Ross E. Jeffries, Jr., Esq. as to the validity of the securities.
  (8)       Opinion of Sullivan & Cromwell re tax matters.
  (12)      Computations of Consolidated Ratios of Earnings to Fixed Charges. (Incorporated by reference to
            Exhibit (12) to Wachovia's 2001 Second Quarter Report on Form 10-Q.)
  (23)(a)   Consent of Ross E. Jeffries Jr., Esq. (Included in Exhibit (5).)
  (23)(b)   Consent of KPMG LLP.
  (23)(c)   Consent of Ernst & Young LLP.
  (23)(d)   Consent of Sullivan & Cromwell (Included in Exhibit (8)).
  (24)      Power of Attorney. (Incorporated by reference to Exhibit (24) to Wachovia's Registration
            Statement No. 333-72266.)
  (25)(a)   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Chase Manhattan
            Bank (formerly Chemical Bank). (Incorporated by reference to Exhibit (25)(a) to Wachovia's
            Registration Statement No. 333-72266.)
  (25)(b)   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Bank One Trust
            Company, N.A. (Incorporated by reference to Exhibit (25)(b) to Wachovia's Registration
            Statement No. 333-72266.)

--------
* To be filed by amendment.